                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ORLEANS HOMEBUILDERS, INC.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   ----------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   ----------------------------------------------------------------

5) Total fee paid:

   ----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

   ----------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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
                                  -------------

                           ORLEANS HOMEBUILDERS, INC.
                         ONE GREENWOOD SQUARE, SUITE 101
                                3333 STREET ROAD
                          BENSALEM, PENNSYLVANIA 19020

                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 2, 2004

                                  -------------

To the Stockholders of Orleans Homebuilders, Inc.:

         The Annual Meeting of Stockholders of Orleans Homebuilders, Inc. (the "Company") will be held on Thursday, December 2, 2004, at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 (Conference Room
5), for the following purposes:

         1. Election of directors;

         2. Approval of an Amendment to the Company's Certificate of Incorporation increasing the number of authorized shares from 20 million to 23 million;

         3. Approval of the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan; and

         4. Transaction of such other business as properly may be brought before the meeting or any adjournment thereof.

         The board of directors has fixed the close of business on October 18, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. Only stockholders of record on the transfer books of the Company at the close of business on that date are entitled to notice of and to vote at the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE EVEN IF YOU PLAN TO ATTEND THE MEETING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, AND ANY STOCKHOLDER WHO IS PRESENT AT THE MEETING MAY WITHDRAW THE PROXY AND VOTE IN PERSON. STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKER (IN "STREET NAME") SHOULD FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY THEIR BROKER.

October 19, 2004

                              By Order of the Board of Directors

                              JOSEPH A. SANTANGELO,
                              Secretary-Treasurer and Chief Financial Officer

                           ORLEANS HOMEBUILDERS, INC.

                             CORPORATE HEADQUARTERS:

                         ONE GREENWOOD SQUARE, SUITE 101
                                3333 STREET ROAD
                          BENSALEM, PENNSYLVANIA 19020
                        TELEPHONE NUMBER: (215) 245-7500

                                 --------------

                                 PROXY STATEMENT

                                  -------------

         This proxy statement, which is being sent to stockholders on or about October 29, 2004, is furnished to stockholders of Orleans Homebuilders, Inc. in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the "Annual Meeting"), by order of the board of directors of the Company. The meeting will be held on Thursday, December 2, 2004, at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania, 19103 (Conference Room
5) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The record date of stockholders entitled to notice of and to vote at the meeting has been fixed as the close of business on October 18, 2004. Only stockholders of record at the close of business on the record date shall be entitled to notice of and to vote at the meeting.

         As of September 30, 2004, the Company had outstanding 17,436,136 shares of Common Stock, par value $.10 per share, which are eligible to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote.

                                TABLE OF CONTENTS

VOTING AND REVOCABILITY OF PROXIES................................................................................1

ELECTION OF DIRECTORS.............................................................................................2

         Directors................................................................................................3

         Executive Officers.......................................................................................3

         Committees and Meetings of the Board of Directors........................................................4

CORPORATE GOVERNANCE..............................................................................................6

         Director Independence....................................................................................6

         Audit Committee..........................................................................................6

         Compensation Committee...................................................................................7

         Nominating Committee.....................................................................................7

         Code of Business Conduct & Ethics........................................................................7

         Directors' Attendance at Annual Meetings of Stockholders.................................................7

         Communication With the Board of Directors................................................................7

         Compensation Committee Interlocks and Insider Participation..............................................8

         Compensation of Directors................................................................................8

APPROVAL OF THE AMENDMENT TO THE ORLEANS HOMEBUILDERS, INC. CERTIFICATE OF INCORPORATION INCREASING THE
         NUMBER OF AUTHORIZED SHARES OF COMMON STOCK..............................................................8

APPROVAL OF THE ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS STOCK INCENTIVE PLAN......................................9

         Equity Compensation Plan Information....................................................................18

OTHER MATTERS....................................................................................................18

ADDITIONAL INFORMATION...........................................................................................18

         Section 16(a) Beneficial Ownership Reporting Compliance.................................................18

         Security Ownership of Certain Beneficial Owners and Management..........................................19

EXECUTIVE COMPENSATION...........................................................................................20

         Summary Compensation Table..............................................................................20

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.......................21

         Market for Registrant's Common Stock and Related Stockholder Matters....................................21

         Option/SAR Grants Table.................................................................................22

         Performance Graph.......................................................................................22

         Employment Contracts with Named Executives..............................................................24

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..........................................................25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................27

AUDIT COMMITTEE REPORT...........................................................................................30

ADDITIONAL INFORMATION REGARDING THE AUDITORS....................................................................30

DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING................................................31

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR.................................32

ANNUAL REPORT ON FORM 10-K.......................................................................................32

                       VOTING AND REVOCABILITY OF PROXIES

         Each share of outstanding Orleans Homebuilders, Inc. (the "Company") common stock, par value $.10 per share ("Common Stock"), entitles the holder to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting. Under the Company's by-laws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

         Shares of the Company's Common Stock represented by any unrevoked proxy in the enclosed form will be voted in accordance with the specifications made on the proxy, if it is properly executed and received prior to voting at the Annual Meeting. Any properly executed proxy received on a timely basis on which no specification has been made by the stockholder will be voted (1) "FOR" the election as directors of the nominees listed herein (or for such substitute nominees as may be nominated in the event the initial nominees become unavailable); (2) "FOR" approval of the Amendment to the Company's Certificate of Incorporation Increasing the number of authorized shares of Common Stock; (3) "FOR" approval of the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan; and (4) in the discretion of the Proxy Committee of the board of directors, upon all other matters requiring a vote of stockholders which may properly come before the meeting and of which the board of directors was not aware a reasonable time before this solicitation.

         The enclosed proxy is being solicited on behalf of the board of directors of the Company and any costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy, this proxy statement and the Annual Report, which are herewith enclosed. The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Company may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

         The Proxy Committee, selected by the board of directors, consists of Jeffrey P. Orleans, Chief Executive Officer and Chairman of the board of directors of the Company, and Benjamin D. Goldman, Vice Chairman of the board of directors of the Company. If the enclosed proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company or by delivering a duly executed proxy bearing a later date. The proxy shall be deemed revoked if a stockholder is present at the meeting and elects to vote in person.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Under applicable Delaware law, votes that are withheld and broker non-votes will be excluded entirely from the vote and will not affect the outcome of the election of directors, as directors are elected by a plurality of votes cast. The proposals to approve the Amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock (the "Share Increase Proposal") and the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan (the "Stock Incentive Plan Proposal," and together with the Share Increase Proposal, the "Proposals") require approval by a majority of the shares present, in person or by proxy, and entitled to vote at the meeting. Under applicable Delaware law, abstentions with respect to the Proposals will have the same effect as votes against the proposals, and broker non-votes will have no effect on the outcome of the vote on the Proposals. Jeffrey P. Orleans, Chairman of the board of directors and Chief Executive Officer, controls a majority of the voting power of the Common Stock. Mr. Orleans has informed the Company that he intends to vote his shares of Common Stock in favor of the election as directors of the nominees listed in this Proxy Statement and in favor of the Stock Incentive Proposal and the Share Increase Proposal, which means that these proposals will be approved regardless of the votes of the Company's other stockholders. Dissenters do not have any appraisal or similar rights with respect to any of the proposals.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The stockholders are being asked to elect ten directors, who will comprise the entire board of directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees are Messrs. Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey, all of whom are currently directors of the Company. Assuming a quorum is present, the ten nominees receiving the highest number of votes cast at the meeting will be elected directors. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

         In the event that any nominee for director should become unavailable, which event the board of directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the board of directors, unless otherwise indicated by the stockholder on the proxy.

Name                                       Age     Present Position with the Company                 Director Since
----                                       ---     ---------------------------------                 --------------
Benjamin D. Goldman(1)(2)                  58      Vice Chairman of the Board                             1992
Jerome S. Goodman(5)(6)(7)                 70      Director                                               2001
Robert N. Goodman(3)(5)                    52      Director                                               1994
Andrew N. Heine(3)(7)                      75      Director                                               1994
David Kaplan(4)(7)                         60      Director                                               1994
Lewis Katz (6)                             62      Director                                               1987
Jeffrey P. Orleans(1)(2)(6)                58      Chairman of the Board and Chief                        1983
                                                   Executive Officer
Robert M. Segal                            69      Director                                               2002
John W. Temple(3)(4)(5)                    67      Director                                               2002
Michael T. Vesey                           45      Director, President and Chief                          2001
                                                   Operating Officer

-------------------
(1) Member of the committee designated to administer the 1992 Stock Option Plan for Non-Employee Directors (the "1992 Director Option Plan Committee").
(2) Member of the committee designated to administer the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Director Option Plan Committee").
(3) Member of the Audit Committee.
(4) Member of the Compensation Committee. The Compensation Committee has been designated to administer the 2004 Omnibus Stock Incentive Plan.
(5) Member of the committee designated to administer the 1992 Incentive Stock Option Plan (the "1992 Incentive Stock Option Committee").
(6) Member of the Executive Committee.
(7) Member of the Nominating Committee.

DIRECTORS

         Benjamin D. Goldman was elected the Vice Chairman of the Board in April 1998 and has been a director since May 1992. From May 1992 until April 1998, he served as the Company's President and Chief Operating Officer. Mr. Goldman has been a director of Sterling Bank of New Jersey since March 2002.

         Jerome S. Goodman has been a director since April 2001. Mr. Goodman was a director of Aetna Inc. from 1988 to May 2001 and retired as Chairman of Travel One upon the sale of that firm to American Express Company on November 15, 1998. He was a trustee of Resource Asset Investment Trust, a real estate investment trust, from 1997 to 1999. Mr. Goodman is a director of The Maine Merchant Bank, LLC.

         Robert N. Goodman has been a director since April 1994. Since 1998, he has served as President of Resmark Equity Partners, LLC (formerly known as Olympic Realty Advisors II, LLC), a finance company providing equity and debt capital for single-family residential homebuilding projects in California. Mr. Goodman owns a controlling equity interest in JDT Consulting Group, the sole general partner of La Jolla Village Professional Center Associates, L.P., a California limited partnership and is a director of Price Legacy Corporation.

         Andrew N. Heine has been a director since April 1994. Mr. Heine is an attorney, private investor and a director of Citizens Communications Company.

         David Kaplan has been a director since April 1994. Since 1996, Mr. Kaplan has been a principal in Autumn Hill Capital, Inc., a real estate advisory and investment banking firm, and managing partner of Kingsbridge Partners LLC, a real estate investment firm. Prior to that time, he was a principal of Victor Capital Group, L.P., which engaged in real estate advisory services and investment banking.

         Lewis Katz has been a director since 1987. From 1972 to 1997, he was a partner in the law firm of Katz, Ettin & Levine, P.A., Cherry Hill, New Jersey, which has performed legal services for the Company in the past year, and he is now Of Counsel to such law firm. Mr. Katz is a director of Central Parking Corporation.

         Jeffrey P. Orleans has been a director since 1983 and has served as our Chairman of the Board and Chief Executive Officer since September 1986. From September 1986 to May 1992, he also served as our President. In addition, Mr. Orleans was a trustee of Pennsylvania Real Estate Investment Trust from 1986 until June 2004.

         Robert M. Segal has been a director since August 2002. For more than five years, Mr. Segal has been a partner in the law firm Wolf, Block, Schorr and Solis-Cohen LLP, which serves as the Company's general counsel.

         John W. Temple has been a director since April 2002. For more than five years, Mr. Temple has been the President and Chief Executive Officer of Temple Development Company, a real estate development company.

         Michael T. Vesey has been a director since September 2001 and has served as our President and Chief Operating Officer since April 1998.

EXECUTIVE OFFICERS

         In addition to Messrs. Orleans, Goldman and Vesey, the following persons serve as executive officers of the Company:

         Joseph A. Santangelo, 50, is the Chief Financial Officer, Treasurer and Secretary. He has held the position as Chief Financial Officer since July 1994, and he has been Treasurer and Secretary since 1987.

         Robert Fitzsimmons, 51, has been the President of Masterpiece Homes, a wholly-owned subsidiary, since the Company's acquisition of Masterpiece Homes in July 2003. Prior to the Company's acquisition of Masterpiece Homes, Mr. Fitzsimmons had been the President and a member of the board of directors of Masterpiece Homes.

         Thomas Gancsos, 51, has been the Company's Division Manager for Richmond, Virginia, since the Company acquired Parker & Lancaster Corporation in October 2000. Prior to that, he had been the Division Manager for Parker & Lancaster Corporation since December 1999. From January 1998 through November 1999, Mr. Gancsos was self-employed as a consultant and builder of custom homes.

         Jeffrey Guernier, 44, has been the Company's Division Manager for Greensboro, North Carolina since September 1, 2003. Prior to that, he had been the Executive Vice President for Parker & Lancaster Corporation since July 1997.

         J. Russell Parker, III, 59, has been the President of Parker & Lancaster Corporation and Parker & Orleans Homebuilders, Inc., both wholly-owned subsidiaries of the Company, since the Company's acquisition of Parker & Lancaster Corporation in October 2000. Prior to the Company's acquisition of Parker & Lancaster Corporation, Mr. Parker had been the President and Chief Executive Officer of Parker & Lancaster Corporation since 1997.

         L. Anthony Piccola, 60, has been the Company's Division Manager for Raleigh, North Carolina, since the Company acquired Parker & Lancaster Corporation in October 2000. Prior to that, he was employed by Parker & Lancaster Corporation as the Division Manager for Raleigh for more than five years.

         Gary G. Schaal, 53, is the Company's Executive Vice President-Sales and Marketing. He has held that position since September 1995.

         Thomas Vesey, 39, has been the Company's Division Manager for Charlotte, North Carolina, since January 2002. Prior to that, he had been employed by the Company from March 2000 to December 2001 to assist the Company in evaluating and identifying opportunities for expansion into additional markets and to assimilate acquisitions into the Company's operations. From April 1997 to March 2000, Mr. Vesey was employed by Hovnanian Enterprises, Inc. as the Northeast Region Purchasing Manager. Mr. Vesey is the brother of Michael T. Vesey, the Company's President and Chief Operating Officer.

         Gary J. Stefanoni, 52, has been the Company's Senior Executive Vice President and President of the Company's Northern Region since March 2004. From February 1995 until March 2004, Mr. Stefanoni was the Vice President of Operations of Pulte Homes, a builder of residential homes.

         Kyle Upper, 38, has been the Company's Vice President-Land Acquisition since July 2004. From May 1997 to July 2004 he had been the Company's Director of Land Acquisition.

         All of the Company's executive officers serve at the discretion of the board of directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The board of directors held five meetings and acted three times by unanimous consent during the fiscal year ended June 30, 2004 ("Fiscal 2004"). During Fiscal 2004 all incumbent directors attended in person or by conference call at least 75% of the total number of meetings of the board of directors and meetings of the committees of the board of directors on which they served during their incumbency.

         The Company has standing Executive, Audit, Compensation, Nominating, 1992 Incentive Stock Option, 1992 Director Option Plan and 1995 Director Option Plan Committees.

         The Executive Committee is comprised of Jeffrey P. Orleans (Chairman), Jerome S. Goodman and Lewis Katz. The Executive Committee has and exercises the authority of the board of directors in the management of the business and affairs of the Company between meetings of the board of directors.

         The Audit Committee is comprised of John W. Temple (Chairman), Robert
N. Goodman and Andrew N. Heine. During Fiscal 2004, the Audit Committee met five times.

         The Audit Committee is governed by the Company's Audit Committee Charter. The charter has been attached as Appendix A to this Proxy Statement. Copies of the charter can also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer. As set forth in the charter, the principal purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity and audits of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance of the Company's systems of internal accounting and financial controls and financial reporting processes, and the qualifications and independence of the Company's outside auditor. In discharging its oversight role, the Audit Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

         The Audit Committee has the sole authority to select the outside auditors who will perform the audit of the Company's financial statements or other audit, review or attest services, considering independence and effectiveness, and to approve the fees and other compensation to be paid to the outside auditors. The Audit Committee is also responsible for overseeing the audit and audit-related services performed by the outside auditors, including the responsibility and authority to resolve disagreements between management and the auditors regarding financial reporting. The outside auditors are to report directly to the Audit Committee and the Audit Committee is to provide an open avenue of communication among management, appropriate Company personnel, the outside auditors and the board of directors.

         The Compensation Committee is comprised of David Kaplan (Chairman) and John W. Temple. The Compensation Committee reviews and makes recommendations to the board of directors with respect to the Company's compensation plans, including incentive-compensation and equity-based plans, policies and programs. Under the Compensation Committee charter, the Compensation Committee is also directly responsible for establishing the salary, bonus and other compensation of the Company's executive officers other than the Chief Executive Officer. With respect to the Chief Executive Officer, the Committee is responsible for making recommendations to the board of directors with respect to his salary, bonus and other compensation. The Compensation Committee met once during Fiscal 2004 to discuss and approve bonuses payable to the Company's executive officers and other key employees. The Compensation Committee charter was adopted in August 2004. Copies of the charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer.

         The Nominating Committee was organized in August 2004 after the nominees for director identified in this Proxy were selected and approved by the board of directors. The Nominating Committee considers and makes recommendations to the board of directors with respect to board qualifications, structure and membership. The Nominating Committee is comprised of Andrew N. Heine, David Kaplan and Jerome S. Goodman. A charter governing the Nominating Committee was recently adopted by the board of directors in August 2004 and a copy of the charter is attached as Appendix B to this Proxy Statement, but is not available on the Company's website. Copies of the charter can also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer. The Committee did not hold any meetings during Fiscal 2004.

         None of the committees that administer the Company's stock incentive plans held meetings in Fiscal 2004.

   THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE
                             NOMINEES FOR DIRECTOR.

                              CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

         Under the applicable rules of the American Stock Exchange, for a director to be considered independent, the board of directors must affirmatively determine that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment. The applicable rules of the American Stock Exchange also provide that the following persons cannot be considered independent: (i) a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company, other than prior employment as an interim Chairman or CEO; (ii) a director who accepts, or has an immediate family member who accepts, any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following: (1) compensation for board service, (2) payments arising solely from investments in the Company's securities, (3) compensation paid to an immediate family member who is a non-executive employee of the Company or a parent or subsidiary of the Company, (4) compensation received for former service as an interim Chairman or CEO, (5) benefits under a tax-qualified retirement plan, or non-discretionary compensation or loans permitted under
Section 13(k) of the Securities Exchange Act of 1934, (6) loans from a financial institution provided that the loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (c) did not involve more than a normal degree of risk or other unfavorable factors, and (d) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404, or (7) payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (x) made in the ordinary course of business, (y) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public, and (z) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404; (iii) a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;
(iv) a director who is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years; (v) a director of the Company who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company's executive officers serve on that entity's compensation committee; and (vi) a director who is, or has an immediate family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company s audit at any time during any of the past three years.

            The board of directors, in applying the above-referenced rules, has affirmatively determined that each of the following individuals is an "independent" director of the Company: Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz and John W. Temple. Accordingly, a majority of the members of the Company's board of directors have been determined to meet the American Stock Exchange's standards for independence.

         The Company's independent directors will meet in executive session as often as necessary to fulfill their duties, but no less than annually. Mr. Temple is expected to act as Chairman at the meetings of the independent directors.

AUDIT COMMITTEE

     o All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by The American Stock Exchange and applicable Securities and Exchange Commission rules. See "Director Independence" above.

     o The board of directors has determined that: (i) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, and (ii) John W. Temple has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an "audit committee financial expert" within the meaning of applicable Securities and Exchange Commission rules.

COMPENSATION COMMITTEE

     o All members of the Compensation Committee have been determined to meet the American Stock Exchange's standards for independence. See "Director Independence" above. Further, each member is a "non-employee director" as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and an "outside director" as defined in Treasury Regulations
         Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended.

NOMINATING COMMITTEE

     o All members of the Nominating Committee have been determined to meet the American Stock Exchange's standards for independence. See "Director Independence" above.

     o The Nominating Committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders. In accordance with the policy adopted by the board of directors, any director candidate shall, at a minimum, possess a background that includes a solid education, extensive business, professional or academic experience and the requisite reputation, character, integrity, skills, judgment and temperament, which have prepared him or her with dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with a size, complexity, reputation and success of the Company. A stockholder who wishes to recommend a prospective nominee for election to the board of directors should follow the procedures described in this proxy statement under the caption "Procedures for Nominating or Recommending for Nomination Candidates for Director." Pursuant to those procedures, once the Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be investigated, interviewed and evaluated by the Committee, which will then report to the board of directors. In recommending nominees for director, the Nominating Committee considers the nominee's integrity, skill, leadership ability, financial sophistication, capacity to help guide the Company, and such other considerations as the Committee deems appropriate. In addition, the Committee considers the applicable requirements of the Securities and Exchange Commission and the applicable rules of the American Stock Exchange. No distinctions will be made as between internally-recommended candidates and those recommended by stockholders.

CODE OF BUSINESS CONDUCT & ETHICS

     o The Company has adopted a Code of Business Conduct & Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, and portions of which code are intended to meet the definition of a "code of ethics" under applicable SEC rules. All directors, officers and managers, including the principal executive officer, principal financial officer, controller and persons performing similar functions, are required to affirm in writing their acceptance of the code. Copies of the code can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company's Chief Financial Officer.

DIRECTORS' ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

         It is the policy of Company's board of directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts. All members of the board of directors attended, either in person or via teleconference, the Company's Annual Meeting of Stockholders held on December 5, 2003.

COMMUNICATION WITH THE BOARD OF DIRECTORS

         A stockholder who wishes to communicate with the board of directors, or individual directors, may do so in writing by directing correspondence to a director or directors at the address appearing on the first page of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For Fiscal 2004, no employee or officer or former employee or officer of the Company was a member of the Compensation Committee and there were no relationships involving Messers Kaplan and Temple, the members of the Company's Compensation Committee, required to be reported pursuant to Item 402(j) of Regulation S-K.

COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company is entitled to receive a basic fee of $6,000 annually for his service on the Company's board of directors. In addition, each non-employee director is entitled to receive an attendance fee of $5,000 for each board meeting ($2,500 if attending via teleconference) and $500 for each committee meeting. Any director who is also an employee of the Company is not separately compensated for his service as a director.

         In addition to cash compensation, the Company has in the past granted directors options to acquire Common Stock.

                                  PROPOSAL TWO

                        APPROVAL OF THE AMENDMENT TO THE
     ORLEANS HOMEBUILDERS, INC. CERTIFICATE OF INCORPORATION INCREASING THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The board of directors has unanimously approved, and recommends that the stockholders approve, the amendment to the Company's Certificate of Incorporation to authorize the issuance of up to 23 million shares of Common Stock. The Company's Certificate of Incorporation currently authorizes the issuance of up to 20 million shares of Common Stock.

         On September 30, 2004 the Company had 20 million authorized shares of Common Stock, $.10 par value, of which (i) 17,436,136 shares were issued and outstanding (net of treasury shares); (ii) 582,500 shares were reserved for issuance pursuant to the exercise of vested stock options granted under the 1992 Stock Incentive Option Plan, the Non-Employee Directors Stock Option Plan, and the 1995 Stock Option Plan for Non-Employee Directors; (iii) 400,0000 were reserved for issuance pursuant to the grant of stock awards under the Orleans Homebuilders, Inc. Stock Award Plan; (iv) 45,000 shares were reserved for issuance pursuant to the exercise of stock options granted in connection with the acquisition of Masterpiece Homes; and (v) 50,000 shares were reserved for issuance pursuant to the grant and exercise of stock options under the 2004 Omnibus Stock Incentive Plan. If no action is taken to increase the authorized shares of Common Stock, based on the number of shares currently outstanding, the Company would be able to issue no more than 1,486,364 additional shares of Common Stock after excluding shares reserved for issuance. If the proposal to increase the authorized number of shares is approved by the stockholders, the Company will have 4,486,364 unissued and unreserved shares of Common Stock available for issuance in the future. The additional shares of Common Stock will have identical rights to the currently outstanding shares of Common Stock, and the adoption of the proposed amendment would not affect the rights of the holders of the currently outstanding Common Stock.

         The board of directors is of the opinion that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company and its stockholders. The board of directors believes that the Company should have sufficient authorized shares for issuance in connection with possible future stock splits, stock dividends, financings, joint ventures, acquisitions and other general corporate purposes. Currently, there are no existing plans, understandings or agreements for the issuance of any shares of Common Stock in connection with any such corporate actions except shares of the Common Stock may be issued in connection with the acquisition of Peachtree Residential Properties, Inc., which is under negotiation. If the amendment is adopted by the Company's stockholders, the board of directors will have the authority to issue shares of Common Stock without the necessity of further stockholder action, except as may be required by law or applicable regulations. The proposed amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in the Company's Certificate of Incorporation or By-laws in effect on the date of this Proxy Statement. Although the amendment was proposed for business and financial considerations, stockholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company, or the board of directors, more difficult or time consuming. The Company has no present intention to use the increased authorized Common Stock for anti-takeover purposes.

         If the proposal to increase the authorized shares of Common Stock is approved by the stockholders, the Company will file an amendment to its Certificate of Incorporation with the Delaware Secretary of State in order to effect the increase in authorized Common Stock. Holders of the Common Stock have no preemptive rights with respect to any shares that may be issued in the future.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
             THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S
      CERTIFICATE OF INCORPORATION INCREASING ITS AUTHORIZED COMMON STOCK.

                                 PROPOSAL THREE

                   APPROVAL OF THE ORLEANS HOMEBUILDERS, INC.
                        2004 OMNIBUS STOCK INCENTIVE PLAN

         On August 26, 2004, the board of directors of the Company adopted, subject to stockholder approval, the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, (the "2004 Stock Incentive Plan"), which is intended to function as an amendment and restatement combination of all other stock option and award plans of the Company other than the Orleans Homebuilders, Inc. Stock Award Plan. Subject to stockholder approval, the Company has granted to an executive officer an option to acquire 20,000 shares of Common Stock and granted to a non-executive officer an option to acquire 7,500 shares of Common Stock. The options vest in four equal annual installments starting in June 2005, and have an exercise price of $21.60 per share, the fair market value on the date of grant, and expire in 2014.

         The 2004 Stock Incentive Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the board of directors) of the Company or any Affiliates (collectively, "Employees"), to provide Employees with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend by awarding them grants under the 2004 Stock Incentive Plan consisting of options ("Options") for the purchase of shares of the Company's common stock, awards of common stock ("Awards") and/or awards of stock appreciation rights ("SARs," and grants of Options, Awards and SARs are each referred to individually as a "Grant" and collectively as "Grants"). "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, and, for purposes of Grants other than ISOs (as defined below), any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has an equity interest and which the Plan Administration Committee (as defined below) determines should be treated as an Affiliate for purposes of the 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan also is intended to provide an additional incentive to directors of the Company who are not employees to serve on the board of directors of the Company or the board(s) of directors (or similar governing bodies) of an Affiliate and to devote themselves to the future success of the Company through Grants. In addition, the 2004 Stock Incentive Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

         Section 162 (m) of the Internal Revenue Code of 1986 (the "Code") denies a tax deduction to a publicly held corporation for compensation in excess of $1,000,000 paid to the Chief Executive Officer and to any of the four most highly compensated officers (in addition to the Chief Executive Officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended (the "1934 Act") unless the compensation is "performance-based." The 2004 Stock Incentive Plan is intended to permit the grant of stock options and/or stock appreciation rights pursuant to such terms and conditions so that the compensation recognized on exercise of such stock options qualifies as "performance-based" compensation for these purposes.

KEY PROVISIONS OF THE 2004 STOCK INCENTIVE PLAN

         The key provisions of the 2004 Stock Incentive Plan are as follows:

         Administration

         The board of directors of the Company may administer the 2004 Stock Incentive Plan and/or it may designate a committee or committees composed of two or more of directors to operate and administer the 2004 Stock Incentive Plan with respect to all or a designated portion of the participants. To the extent that the Plan Administration Committee (as defined below) is empowered to grant Options to Section 16 Officers (as defined below) or persons whose compensation might have limits on deductibility under Section 162(m) of the Code, the board of directors of the Company may, at its discretion, appoint a separate non-employee director to administer the 2004 Stock Incentive Plan with respect to those persons. Any committee designated by the board of directors of the Company to administer the 2004 Stock Incentive Plan, and the board of directors itself in its administrative capacity with respect to the 2004 Stock Incentive Plan, is referred to as the "Plan Administration Committee." "Section 16 Officer" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the 1934 Act or any successor rule, and who is subject to the reporting requirements under Section 16 of the 1934 Act with respect to the Common Stock.

         The Plan Administration Committee has the power and authority to: (a) interpret the 2004 Stock Incentive Plan; (b) adopt, amend and revoke policies, rules and/or regulations for administration of the 2004 Stock Incentive Plan that are not inconsistent with its express terms; and (c) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Grants or constitute a material amendment for any purpose under the Code. In addition, the Plan Administration Committee has the authority, subject to any specific provisions or limitations applicable under the 2004 Stock Incentive Plan, to make such adjustments to the terms and conditions of any Grants in order to take into account any facts and circumstances that influence the effectiveness of the 2004 Stock Incentive Plan as a method of providing appropriate current performance incentives for recipients of Grants, including, but not limited to, any facts and circumstances related to levels of compensation and bonuses paid by other similarly situated employers, and current needs of the Company to encourage the retention of valued Employees and to reward high levels of performance by such Employees.

         The 2004 Stock Incentive Plan provides that no member of the board of directors of the Company will be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the 2004 Stock Incentive Plan or the making of any Grants under the 2004 Stock Incentive Plan, except in the case of (a) any breach of such member's duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) acts or omissions that would result in liability under
Section 174 of the General Corporation Law of the State of Delaware, as amended, concerning unlawful payment of dividends and unlawful stock purchases and redemptions, and (d) any transaction from which the member derived an improper personal benefit. In addition, the 2004 Stock Incentive Plan provides that service on the Plan Administration Committee constitutes service as a member of the board of directors of the Company and that each member of the Plan Administration Committee is entitled, without further act on the member's part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the 2004 Stock Incentive Plan or the making of any Grants under the 2004 Stock Incentive Plan in which the member may be involved by reason of the member being or having been a member of the Plan Administration Committee, whether or not the member continues to be a member of the Plan Administration Committee at the time of the action, suit or proceeding.

         Eligibility

         All Employees, members of the board of directors of the Company, members of the boards of directors (or similar governing bodies) of the Company's Affiliates and consultants and advisors to the Company or any Affiliate who render bona fide services to the Company unrelated to the offer or sale of securities will be eligible to receive Grants under the 2004 Stock Incentive Plan. The Plan Administration Committee will determine whether an individual qualifies as an Employee. As of September 30, 2004, approximately 650 Employees and 7 non-employee members of the board of directors and the boards of directors (or similar governing bodies) of the Company's Affiliates were eligible to participate in the 2004 Stock Incentive Plan.

         Number of Shares of Common Stock Subject to the 2004 Stock Incentive
         Plan

         The aggregate maximum number of shares of Common Stock for which Grants may be issued under the 2004 Stock Incentive Plan is 50,000 (subject to a permitted Capitalization Adjustment, as described below). "Shares" means the shares of Common Stock (including hypothetical shares of Common Stock referenced under the terms of a Grant Document applicable to an SAR) which are subject to any Grant made under the 2004 Stock Incentive Plan. "Grant Document" means the document provided to a grantee by the Company describing and establishing the terms of any Grant made pursuant to the 2004 Stock Incentive Plan. The Shares will be issued from authorized and unissued common stock or common stock held in or hereafter acquired for the treasury of the Company. If an Option or SAR terminates or expires without having been fully exercised for any reason or if Shares subject to an Award have been conveyed back to the Company pursuant to the terms of a Grant Document, the Shares for which the Option or SAR was not exercised or the Shares that were conveyed back to the Company will again be available for issuance under the 2004 Stock Incentive Plan. On September 30, 2004, the closing price of the Common Stock as reported on the American Stock Exchange was $22.52 per share and the fair market value of the Shares subject to the Plan was $1,126,000.

         Fiscal Year Grant Limitation

         No grantee will be issued Grants during any one fiscal year for more than 50,000 Shares (the "Fiscal Year Grant Limitation"), subject to a permitted Capitalization Adjustment, as described below.

         Term of the 2004 Stock Incentive Plan

         The 2004 Stock Incentive Plan became effective as of August 26, 2004, the date on which it was adopted by the board of directors, subject to the approval of the 2004 Stock Incentive Plan within one year after that date by the stockholders. If the 2004 Stock Incentive Plan is not so approved by the stockholders, all Grants issued under the 2004 Stock Incentive Plan will be null and void. No Grants may be made under the 2004 Stock Incentive Plan on or after August 26, 2014. As of the date of this Proxy Statement Grants for 27,500 Shares have been issued under the 2004 Stock Incentive Plan.

         Options

         The 2004 Stock Incentive Plan authorizes grants of Options, including Options that are intended to qualify as "incentive stock options," as defined under Section 422 of the Code ("ISOs") and Options that are not intended to so qualify ("Non-qualified Stock Options"). Each Option granted under the 2004 Stock Incentive Plan will be a Non-qualified Stock Option unless the Option is specifically designated at the time of grant as an ISO. Options granted under the 2004 Stock Incentive Plan will be evidenced by Grant Documents in such form as the Plan Administration Committee shall approve from time to time, consistent with the terms of the 2004 Stock Incentive Plan.

                  Option Price. The price at which Shares may be purchased upon exercise of an Option (the "Option Price") will be set forth in the applicable Grant Document along with the number of shares subject to the Option. The Option Price of each ISO will be at least 100% of the fair market value of a share of the Company's Common Stock on the date the Option is granted. The Option Price of a Non-qualified Stock Option, unless otherwise specified in the Grant Document, will be the fair market value of a share of our common stock on the date the Option is granted.

                  Exercise. No Option will be deemed to have been exercised prior to the receipt by the Company of written notice (that complies with the requirements set forth in the 2004 Stock Incentive Plan) of the exercise and payment in full of the Option Price, unless arrangements satisfactory to the Company have been made for payment through a broker. Subject to the terms of the Grant Document, payment of the Option Price may be made in cash, by certified check or by such other mode of payment as the Plan Administration Committee may approve, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board. In addition, the Plan Administration Committee may provide in a Grant Document that payment may be made in whole or in part in Shares held by the grantee, although the Plan Administration Committee may impose from time to time limitations and prohibitions on the use of Shares to exercise an Option.

                  Expiration. In general, Options expire and are no longer exercisable after ten years from the date of grant. In addition, under the 2004 Stock Incentive Plan, each Option will expire earlier upon the first to occur of the following: (a) immediately upon a finding by the 2004 Stock Incentive Plan Administration Committee that the grantee engaged in disloyalty of any type to the Company or an Affiliate or has disclosed trade secrets or confidential information of the Company or an Affiliate; (b) the date, if any, set by the Plan Administration Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company; (c) the occurrence of any other event or events set forth in the 2004 Stock Incentive Plan or the relevant Grant Document as causing an accelerated expiration of the Option; or (d) the applicable date set forth below in connection with the grantee's termination of employment or service with the Company or any Affiliate. For these purposes the applicable date referred to above in subparagraph (d) of this paragraph is: (i) where the grantee resigns from his or her employment or service with the Company or any Affiliate without such resignation having been solicited by the Company or the Affiliate, as the case may be, the date of resignation; (ii) where the grantee's termination of employment or service with the Company or any Affiliate is due to the grantee's death or disability, the date that is 180 days following termination; (iii) where the grantee's termination of employment or service with the Company or any Affiliate is due to the grantee's retirement, the second anniversary of termination; (iv) where the grantee is a member of the board of directors of the Company or of any board of directors (or similar governing body) of an Affiliate and is not an Employee and such grantee's service is terminated for any reason other than disability or death, 90 days following the date of termination of service; and (v) in all other cases, 30 days after the grantee's termination of employment or service with the Company or any Affiliate. The only Options that may be exercised subsequent to the grantee's termination of employment or service with the Company or an Affiliate are those Options that were exercisable on the last date of employment or service and not Options which, if the grantee were still employed or rendering service during the post-termination period, would become exercisable, unless the relevant Grant Document specifically provides to the contrary or the Plan Administration Committee otherwise approves.

                  Transferability. Except as described below, no Option granted under the 2004 Stock Incentive Plan may be transferred, except by will or by the laws of descent and distribution, and, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the grantee. An Option, other than an ISO, also is transferable (a) pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and (b) without payment of consideration, to (i) immediate family members of the holder,
(ii) trusts for the benefit of immediate family members, (iii) partnerships whose only partners are such family members, and (iv) any transferee permitted by a rule adopted by the Plan Administration Committee or approved by the Plan Administration Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the Option before its transfer.

                  Other Provisions. Subject to the provisions of the 2004 Stock Incentive Plan, the Grant Documents will contain such other provisions as the Plan Administration Committee deems advisable, including, without limitation, provisions authorizing the Plan Administration Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the 2004 Stock Incentive Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option.

         Stock Appreciation Rights (SARS)

         The Plan Administration Committee may grant to optionees SARs, which may or may not be granted in conjunction with an Option, each of which SAR will entitle the grantee to receive a payment upon exercise equal to the excess of the fair market value of a specified number of Shares, determined as of the date the SAR is exercised, over the "purchase price" specified in the Grant Document applicable to the SAR. The SAR may be exercisable in whole or in part, and at such times and under such circumstances as are set forth in the Grant Document applicable to the SAR. In the event an SAR is granted in conjunction with an Option, the exercise of the SAR will result in a cancellation of the Option to the same extent as the SAR is exercised, and the exercise of the Option will result in a cancellation of the SAR to the same extent as the Option is exercised, and the terms and conditions, including the number of Shares subject to the SAR, the "purchase price" (which will be equal to the Option Price) and the times and circumstances in which the SAR may be exercised, will be the same as are applicable to the Option. Except as may otherwise be provided in a Grant Document, such payment may be made, as determined by the Plan Administration Committee in accordance with the 2004 Stock Incentive Plan and set forth in the applicable Grant Document, either in Shares or in cash or in any combination thereof. For purposes of the annual and aggregate limitations on Shares that may be subject to Grants under the 2004 Stock Incentive Plan, the grant of an SAR not in conjunction with an Option will be treated as though such SAR constituted an Option.

         Each SAR will relate either to a specific Option granted under the 2004 Stock Incentive Plan or to a hypothetical Option that could have been granted under the 2004 Stock Incentive Plan. Where an SAR is granted in conjunction with an Option granted under the 2004 Stock Incentive Plan, the Grant Document applicable to the Option will include provisions indicating the SAR rights. Where an SAR is granted independent of an Option granted under the 2004 Stock Incentive Plan, the Grant Document applicable to such SAR will indicate the relevant terms and conditions applicable to the SAR, including, but not limited to, the number of hypothetical Shares subject to the terms of the SAR, the "purchase price" to be taken into account upon exercise of the SAR, and such other terms and conditions as would be permitted or as are required with respect to the grant of an Option under the 2004 Stock Incentive Plan.

         SARs will be exercisable at such times and under such terms and conditions as the Plan Administration Committee, in its sole and absolute discretion, determines; provided, however, that an SAR that is granted concurrent with an Option will be exercisable only at such times and by such individuals as the related Option may be exercised under the 2004 Stock Incentive Plan and applicable Grant Document.

         Awards

         Awards granted pursuant to the 2004 Stock Incentive Plan will be evidenced by a written Grant Document in such form as the Plan Administration Committee from time to time approves. Each Grant Document will specify the purchase price, if any, that applies to the Award. If a purchase price is specified, the grantee will be required to make payment on or before the payment date provided in the Grant Document. Payment may be made in cash, by certified check payable to the order of Company or by such other mode of payment as the Plan Administration Committee may approve. In the case of an Award that provides for a grant of Shares without any payment by the grantee, the grant will take place on the date specified in the Grant Document. In the case of an Award that provides for payment of the purchase price by the grantee, the grant will take place on the date the initial payment is delivered to Company, unless the Plan Administration Committee or the Grant Document specifies otherwise.

         The Plan Administration Committee may specify in a Grant Document any conditions under which the grantee will be required to convey to the Company the Shares covered by the Award. In addition, the Plan Administration Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company until all of the conditions have lapsed. Unless otherwise provided in the Grant Document or determined by the Plan Administration Committee, dividends and other distributions made on Shares held in escrow will be deposited in escrow, and held in escrow until such time as the Shares on which the distributions were made are released from escrow. Stock certificates evidencing the Shares subject to conditions will bear a legend to the effect that the Shares are subject to repurchase by, or conveyance to, the Company in accordance with the terms of the Grant Document and that the Shares may not be sold or otherwise transferred.

         Upon payment of the purchase price, if any, for shares covered by an Award, the grantee will have all of the rights of a stockholder with respect to the Shares covered by the Award, including the right to vote the Shares and (except as described above with respect to escrowed Shares) receive all dividends and other distributions paid or made with respect to the Common Stock, except to the extent otherwise provided by the Plan Administration Committee or in the Grant Document.

         Adjustments on Changes in Capitalization

         In the event that the outstanding shares of Common Stock are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of common stock on the conversion of other securities of Company which are convertible into common stock) or dividends payable in shares of common stock, a Capitalization Adjustment (defined below) may be made by the Plan Administration Committee as it deems appropriate in the aggregate number and/or class of shares available under the 2004 Stock Incentive Plan and in the number of shares, class of shares and price per share subject to outstanding Grants. Unless the Plan Administration Committee makes other provisions for the equitable settlement of outstanding Grants, if the Company is reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of Company are sold or exchanged, a grantee will at the time of issuance of the stock under such corporate event be entitled to receive, with respect to or upon the exercise of his or her Grant, as the case may be, the same number and kind of shares of stock or the same amount of property, cash or securities as the grantee would have been entitled to receive upon the occurrence of any such corporate event if the grantee had been, immediately prior to such event, the holder of the number of Shares covered by his or her Grant; provided, however, that with respect to an SAR, the grantee will only be entitled to receive payment in the form of property other than cash to the extent such settlement of the SAR is provided for in the applicable Grant Document. Any such adjustment under the provisions described in this paragraph will apply proportionately to only the unexercised portion of any Options or SARs. The Plan Administration Committee has authority to determine the Capitalization Adjustments to be made under the 2004 Stock Incentive Plan, which adjustments may include both adjustments to the number of shares and class of Company stock to be issued in connection with or on the exercise of Grants and that are available generally for Grants under the 2004 Stock Incentive Plan. Any such determination by the Plan Administration Committee will be final, binding and conclusive. "Capitalization Adjustment" means the adjustment to the number or class of shares subject to any Grant and the Option Price, exercise price, purchase price or other payment or deemed payment required in connection with any Grant, as permitted to be made pursuant to the provisions described above in this paragraph.

         Change of Control

         In the event of a Change of Control (defined below), Options and SARs granted pursuant to the 2004 Stock Incentive Plan will become immediately exercisable in full, and all Awards will become fully vested, but only if such vesting is specified in the applicable Grant Document. In addition, the Plan Administration Committee may take whatever action it deems necessary or desirable with respect to outstanding Grants, including, without limitation, with respect to Options and SARs, accelerating the expiration or termination date in the applicable Grant Document to a date no earlier than 30 days after notice of such acceleration is given to the grantees; provided, however, that such accelerated expiration or termination date may not be earlier than the date as of which the Grant has become fully vested and exercisable.

         Under the 2004 Stock Incentive Plan, a "Change of Control" will be deemed to have occurred upon the earliest to occur of the following dates: (a) the date the stockholders of the Company (or the board of directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (b) the date the stockholders of the Company (or the board of directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; (c) the date the stockholders of the Company (or the board of directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation; or (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (B) Jeffrey P. Orleans or family members of Jeffrey P. Orleans (all such persons being referred to as "Orleans Family Members"), (C) any entity a majority of the equity in which is owned by Orleans Family Members, or (D) any trust as to which a majority of the beneficiaries are Orleans Family Members) becomes the beneficial owner of, or obtains voting control over, more than fifty percent (50%) of the outstanding shares of the Company's Common Stock.

         Amendments

         The board of directors of the Company may amend the 2004 Stock Incentive Plan as it deems advisable from time to time. However, the board of directors may not change the class of persons eligible to receive an ISO or increase the maximum number of Shares as to which Grants may be granted under the 2004 Stock Incentive Plan, or to any individual under the 2004 Stock Incentive Plan in any year, without obtaining stockholder approval within twelve months before or after such action. No amendment to the 2004 Stock Incentive Plan may adversely affect any outstanding Grants without the consent of the affected grantee(s).

         The Plan Administration Committee has the right to amend any Grant Document issued to a grantee, subject to the grantee's consent if the amendment is not favorable to the grantee or if such amendment has the effect of changing an ISO to a Non-qualified Stock Option; provided, however, that the consent of the grantee will not be required for any amendment made in connection with a Change of Control (as discussed above) or any amendment to accelerate the expiration of an Option or SAR in the event of liquidation or dissolution of the Company.

WITHHOLDING OF TAXES

         In connection with any event relating to a Grant under the 2004 Stock Incentive Plan, the Company will have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements before the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the grantee(s). The Company's obligations under the 2004 Stock Incentive Plan will be conditioned on the grantee's or grantees' compliance with any withholding requirements.

CERTAIN FEDERAL INCOME TAX ASPECTS OF THE 2004 STOCK INCENTIVE PLAN

         The following discussion summarizes, as of the date of this Proxy Statement, general principles of federal income tax law applicable to the 2004 Stock Incentive Plan and the Shares acquired under the 2004 Stock Incentive Plan. Participants should consult their own tax advisors concerning the tax consequences of participation in the 2004 Stock Incentive Plan and the disposition of the Shares acquired under the 2004 Stock Incentive Plan, since federal tax laws are subject to change, individual tax situations differ and the effect of state and local taxation may be material.

         ISOs.

         An ISO, or incentive stock option, is an Option that meets certain requirements under the Code and which is subject to special tax treatment provided the recipient complies with certain holding requirements applicable to the Shares acquired on its exercise. In general, the grantee of an ISO will not recognize regular taxable income upon either the grant or the exercise of the Option. The grantee will recognize capital gain or loss on a disposition of the Shares acquired upon exercise of an ISO, provided the grantee does not dispose of any of the Shares within two years from the date the Option was granted or within one year from the date the Shares were transferred to the grantee. For regular federal income tax purposes, the maximum rate of tax applicable to capital gains is dependent on the length of time the Shares have been held at the time of sale. If the Shares have been held for more than one year, the maximum regular federal tax rate applicable to the gain on the sale generally will be 15% or 20% (or 18% if the gain qualifies as a 5-year capital gain). If the Shares have been held for one year or less, the gain on the sale will be taxed at the same maximum tax rate (currently, 38.6% for 2004 and 2003, 37.6% for 2004 and 2005, and 35% thereafter) applicable to other taxable income generally. If the Option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

         As a general rule, if the grantee disposes of Shares acquired through the exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the grantee on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the Shares on the date of exercise and the Option Price of the Common Stock, and the Company will be entitled to a deduction in that amount. The income recognized will not, however exceed the difference between the amount actually realized on the disposition and the Option Price of the Shares (which would limit the amount of income recognized if, for example, the value of the Shares declined subsequent to the date the Option was exercised). The gain (if any) in excess of the amount treated as ordinary income will be treated as a long or short-term capital gain (based on the length of time the grantee held the Shares as of the date of the disposition).

         The amount by which the fair market value of a Share at the time of exercise exceeds the Option Price will be included in the computation of such Option holder's "alternative minimum taxable income" in the year the Option holder exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an Option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid may be allowed as a credit against any regular tax liability in subsequent years. The Option holder's basis in the Shares for purposes of the alternative minimum tax will be adjusted when income from a disposition of the Shares is included in alternative minimum taxable income.

         Non-qualified Stock Options.

         A grantee of a Non-qualified Stock Option will not recognize taxable income at the time of the Grant, and the Company will not be allowed a deduction by reason of the Grant. The grantee will generally recognize ordinary income in the taxable year in which he or she exercises the Options. The amount of income will be generally equal to the excess of the fair market value of the Shares received upon exercise (determined at the time of exercise) over the Option Price paid for the shares. The Company will, subject to various limitations, be allowed a deduction in the same amount. Upon disposition of these Shares, the grantee will recognize a long or short-term capital gain or loss equal to the difference between the amount realized on disposition and the grantee's basis in the Shares (which ordinarily would be the fair market value of the shares on the date the Option was exercised).

         Awards.

         The recipient of an Award will become vested as provided for by the Committee when making the Award. Under applicable provisions of the Code, absent a special election under Code Section 83(b), as explained below, the recipient will, for federal income tax purposes, be required to include in his or her taxable income (as ordinary compensation income) the value of the Shares subject to the Award as of the time it becomes vested (reduced by the amount, if any, that was required to be paid for the Shares). The fair market value of the Shares as of the vesting date establishes the basis for determining capital gains or losses on a subsequent sale of the Shares, and the holding period for purposes of determining the long or short-term character of a capital gain starts on the vesting date (not on the date the Shares were granted).

         If a recipient of an Award makes a special election under Section 83(b) of the Code, however, he or she will recognize as ordinary compensation income the fair market value of the Shares subject to the Award as of the date the Shares are granted, even though the Shares have not yet vested. An election under this Code provision must be made within 30 days of the transfer of the Shares, and the fair market value of the Shares must be determined without regard to the vesting restrictions that otherwise could cause the Shares to be forfeited. In addition, if the Shares are forfeited, the Award recipient will not be able to claim a tax loss for the forfeiture except to the extent he or she was required to pay a purchase price for the Shares. As a consequence of making a Section 83(b) election, however, the Award recipient will have no income as a result of the later vesting of the Shares, and when the Shares are sold, the difference between the amount realized from the sale and the fair market value on the date of grant (i.e., the value used in reporting income as a result of the Section 83(b) election), will be a capital gain or loss, and will be either long or short-term by reference to the original grant date.

         In order to make an election under Section 83(b) of the Code, the recipient of an Award must file the election no later than 30 days after the grant date in the form of a written statement sent to the IRS office where the individual files his or her returns, and provide a copy to the Company. A copy of the filing must also be included in the individual's tax return for the year in which the grant occurs. The Section 83(b) election statement must contain the following information: the name, address and social security number of the taxpayer, a description of the Shares, the grant date of the Shares and the taxable year for which the election is made, the nature of the restrictions on the Shares, the fair market value of the Shares as of the grant date, the purchase price paid for the Shares, if any, and a statement indicating that copies of the election have been furnished to other persons as required. The statement must be signed and must indicate that it is made under Section 83(b) of the Code.

         SARS.

         An SAR permits the grantee to exercise that right (either by surrender of the Option associated with the SAR or, in the case of an SAR that is independent of any Option, by surrender of the SAR) and receive a payment equal to the excess of the fair market value of the Shares underlying the Option (or hypothetically underlying an independent SAR) as of the date the grantee exercises the SAR over the Option Price of the underlying Option (or of the hypothetical option in the case of an independent SAR). This payment may be either in cash or in stock, or a combination of cash and stock, as determined by the Plan Administrator Committee, unless there are specific provisions in the Grant Document that address the form of payment. The amount of the payment made to the grantee will constitute taxable compensation income to the grantee, subject to ordinary income taxation in the year in which the payment with respect to the SAR is made. The amount of income recognized by the grantee will also constitute a compensation expense for federal income tax purposes, deductible by the Company, subject to various limitations on the deductibility of such compensation expense.

         Deductibility of Executive Compensation Under Code Section 162(m).

         Section 162(m) of the Code sets limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the "million dollar cap"). The IRS has also issued Treasury Regulations which provide rules for the application of the "million dollar cap" deduction limitations. Income which is treated as "performance-based compensation" under these rules will not be subject to the limitation on deductibility imposed by Code Section 162(m).

         The 2004 Stock Incentive Plan has been designed to permit grants of Options and SARs issued under the 2004 Stock Incentive Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a Non-qualified Stock Option or an SAR may be exempt from the million dollar cap limits on deduction. The 2004 Stock Incentive Plan's provisions are consistent in form with the performance-based compensation rules, so that if the Committee that grants Options or SARs consists exclusively of members of the board of directors of the Company who qualify as "outside directors," and the exercise price (or deemed exercise price, with respect to SARs, is not less than the fair market value of the Shares to which such Grants relate, the compensation income arising on exercise of those Options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

EQUITY COMPENSATION PLAN INFORMATION

         The table below sets forth information about the Company's Equity Compensation Plans as of the end of Fiscal 2004.

                                      Number of securities                                 Number of securities
                                        to be issued upon                                remaining available for
                                           exercise of           Weighted-average         future issuance under
                                      outstanding options,       exercise price of      equity compensation plans
                                            warrants           outstanding options,       (excluding securities
Plan category                              and rights           warrants and rights      reflected in column (a))
-------------------------------------------------------------------------------------------------------------------
                                              (a)                       (b)                        (c)
Equity compensation plans approved
by security holders                         582,500                   $1.41                     400,000

Equity compensation plans not
approved by security holders (1)             45,000                  $10.64                        0

Total...........................            627,500                   $2.07                     400,000

(1) In connection with the acquisition of Masterpiece Homes on July 28, 2003, the Company granted 45,000 stock options to Mr. Fitzsimmons, the President of Masterpiece Homes. The stock options have an exercise price of $10.64 per share and vest in three equal annual installments on December 31, 2004, 2005 and 2006.

        THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S 2004 OMNIBUS STOCK INCENTIVE PLAN.

                                  OTHER MATTERS

         The board of directors is not aware at present of any other matters which will or may come before the meeting and which require a vote of the stockholders. If any such matter is properly brought before the meeting, the Proxy Committee will vote thereon in its discretion, to the extent permitted by the rules and regulations of the Securities and Exchange Commission and Delaware corporate law. You are urged to mark, sign and date your proxy and return it immediately.

                             ADDITIONAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

         Based on the Company's review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 2004 were made on a timely basis except that: Mr. Jeffrey C. Guernier failed to timely report on Form 3 his status as a reporting person in September 2003; Mr. Michael
T. Vesey failed to timely report on Form 5 his disposition by gift of 200 shares of Common Stock in July 2001; and Mr. Joseph A. Santangelo failed to timely report on Form 4 his exercise of options to acquire 20,000 shares of Common Stock in February 2004. Messrs. Guernier, Vesey and Santangelo have since filed the appropriate Section 16(a) reports with respect to these transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the close of business on September 30, 2004, certain information with respect to the holdings of (i) each director or nominee for director and each of the executive officers named in the Summary Compensation Table, (ii) all executive officers, directors and nominees for director as a group, and (iii) each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Company's shares of Common Stock, based upon Company records or Securities and Exchange Commission records. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                                                                 NUMBER OF
                                                                                                    SHARES
                                                                                              BENEFICIALLY   PERCENT OF
NAME OF BENEFICIAL OWNER                                                                             OWNED        CLASS
------------------------                                                                      ------------   ----------
Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer......                   11,315,478(1)       62.5%
Michael T. Vesey, Director and President and Chief Operating Officer.......                      496,243(2)        2.8%
Benjamin D. Goldman, Vice Chairman of the Board............................                    1,136,221(3)        6.5%
Jerome S. Goodman, Director................................................                         368,000        2.1%
Robert N. Goodman, Director................................................                       50,000(4)           *
Andrew N. Heine, Director..................................................                       35,000(4)           *
David Kaplan, Director.....................................................                       69,000(4)           *
Lewis Katz, Director.......................................................                      489,000(5)        2.8%
Robert M. Segal, Director..................................................                          68,000           *
John W. Temple, Director...................................................                          26,000           *
Joseph A. Santangelo, Chief Financial Officer, Treasurer and Secretary ....                       99,990(6)           *
Thomas Gancsos, Division Manager...........................................                             -0-           *
All directors and executive officers as a group (20 persons)...............                   14,523,004(7)       78.0%

-----------
* Less than 1% of the outstanding shares of our common stock.

(1) The shares reflected include (a) 10,000 shares owned by a privately-held corporation, of which Mr. Orleans is a 50% stockholder, (b) 666,668 shares which continue to be issuable upon conversion of the $1,000,000 remaining on Company's $3,000,000 Convertible Subordinated 7% Note, (c) 42,000 shares owned by a privately held partnership, of which Mr. Orleans is a majority partner, and (d) 46,000 shares (for which Mr. Orleans disclaims beneficial ownership) owned by the Jeffrey P. Orleans Charitable Foundation. Mr. Orleans' business address is 3333 Street Road, Bensalem, PA 19020.

(2) The shares reflected include (a) 700 shares (for which Mr. Vesey disclaims beneficial ownership) held as custodian for Mr. Vesey's minor children, and
    (b) 310,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2004.

(3) The shares reflected include 606,282 shares (for which Mr. Goldman disclaims beneficial ownership) held in separate trusts and custodial accounts for the benefit of the children of Mr. Orleans, as to which Mr. Goldman is, in each case, sole trustee or custodian. Mr. Goldman's business address is 3333 Street Road, Bensalem, PA 19020.

(4) The shares reflected include 35,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2004.

(5) The shares reflected include 10,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2004.

(6) The shares reflected include 30,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2004.

(7) The shares reflected consist of (a) 525,000 shares subject to options that are currently exercisable or will become exercisable with 60 days of September 30, 2004, and (b) 666,668 shares which continue to be issuable upon conversion of the $1,000,000 remaining on Company's $3,000,000 Convertible Subordinated 7% Note.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information as to all compensation paid by the Company for services in each of the Company's last three fiscal years ended June 30 to: (i) the Company's Chief Executive Officer and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of Fiscal 2004 and whose total annual salary and bonus exceeded $100,000 in Fiscal 2004 (together with the Chief Executive Officer, the "Named Executive Officers").

                                           Annual Compensation

                                                                                              Other Annual
Name and Principal Position                     Fiscal Year       Salary            Bonus     Compensation
---------------------------                     -----------       ------            -----     ------------
Jeffrey P. Orleans                                     2004     $300,000       $2,136,720      $387,983(1)
  Chairman and CEO                                     2003      300,000        1,486,350       114,378(2)
                                                       2002      300,000          954,570      3,400(3)(4)

Benjamin D. Goldman                                    2004     $225,000         $525,000     $6,000(3)(4)
  Vice Chairman of the Board                           2003      225,000          525,000      3,667(3)(4)
                                                       2002      225,000          416,500      3,400(3)(4)

Michael T. Vesey                                       2004     $235,000       $1,100,860     $6,000(3)(4)
  President and Chief Operating Officer                2003      235,000          743,175      3,667(3)(4)
                                                       2002      217,500          477,285      3,400(3)(4)

Joseph A. Santangelo                                   2004     $160,000         $390,000     $6,000(3)(4)
  Chief Financial Officer, Treasurer and               2003      160,000          215,000      3,667(3)(4)
  Secretary                                            2002      160,000          165,000      3,400(3)(4)


Thomas Gancsos                                         2004     $152,000         $279,398     $4,500(3)(4)
  Division Manager                                     2003      152,000       279,398(5)      4,209(3)(4)
                                                       2002      152,000       200,577(5)      4,565(3)(4)

---------------
(1) In Fiscal 2004, the Company capitalized approximately $1,946,000 in costs attributable to the purchase of partial ownership interests in three corporate jets. The Company incurred approximately $738,000 in costs associated with the use of the aircrafts of which $350,199 was attributable to Mr. Orleans' personal use. Included in Other Annual Compensation for Fiscal 2004 is the $350,199 for Mr. Orleans' personal use the aircrafts; Company contributions to a 401(k) plan on behalf of Mr. Orleans; and amounts paid by the Company for group life insurance, medical insurance and certain automobile expenses.

(2) The amount shown includes $94,844 for Mr. Orleans' personal use of aircraft owned or paid for by the Company; Company contributions to a 401(k) plan on behalf of Mr. Orleans; and amounts paid by the Company for group life insurance, medical insurance and certain automobile expenses.

(3) The amount shown is the amount contributed by the Company to a 40l(k) (defined contribution) retirement plan.

(4) The Named Executive Officers also received various other personal benefits, the value of which did not exceed for any fiscal year as to such person the lesser of $50,000 or 10% of his annual salary and bonus.

(5) Excludes amounts paid by Mr. Parker to Mr. Gancsos pursuant to an arrangement between Mr. Parker and Mr. Gancsos entered into prior to the Company's acquisition of PLC in the fiscal year ended June 30, 2001. For the fiscal year ended June 30, 2002, the amount paid by Mr. Parker was $48,180 and for the fiscal year ended June 30, 2003, the amount was $24,460.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth individual exercises of stock options during Fiscal 2004 and year-end values by the Named Executive Officers.

                                                                      Number of Securities
                                                                     Underlying Unexercised        Value of Unexercised
                                                                           Options at              In-the-Money Options
                                                                       June 30, 2004 (#)          At June 30, 2004($)(1)
                                                                   ----------------------------------------------------------
                                     Shares
                                  Acquired on         Value
             Name                 Exercise(#)     Realized ($)     Exercisable    Unexercisable  Exercisable   Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Orleans                       --               --               --             --             --             --
Benjamin D. Goldman                      --               --               --             --             --             --
Michael T. Vesey                     25,000          529,575          310,000             --      5,493,700             --
Joseph A. Santangelo                 20,000          362,600           30,000             --        542,457             --
Thomas Gancsos                           --               --               --             --             --             --

--------
(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing market price of the Company's Common Stock on June 30, 2004 was $19.27 per share.

MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         The principal market on which the Company's Common Stock is traded is the American Stock Exchange, Inc. (Symbol: OHB).

         The intra-day high and low sales prices for the Company's common stock as reported by the American Stock Exchange for the periods indicated below are as follows:

FISCAL YEAR ENDED JUNE 30,                           HIGH              LOW
--------------------------                           ----              ---

            2004  First Quarter                     $12.09            $ 9.60

                  Second Quarter                     35.00             11.95

                  Third Quarter                      29.08             19.50

                  Fourth Quarter                     24.10             14.77



            2003  First Quarter                     $ 8.65            $ 6.00

                  Second Quarter                      8.43              6.31

                  Third Quarter                       8.85              6.90

                  Fourth Quarter                     12.24              6.82

         The number of common stockholders of record of the Company as of September 30, 2004 was approximately 200. The Company has not paid a cash dividend since December 1982 and it is the current policy of the Company's board of directors to retain earnings to finance the growth and development of the Company's business. Therefore, there are no current plans to pay any cash dividends. Any change in this policy will depend on the Company's future earnings, capital requirements and market conditions. While the Company may consider paying a cash dividend on its common stock in the future, there is no assurance that the Company will do so. In addition, under one or more of the Company's lending facilities, the Company may not distribute as dividends any more than 5% of each year's net income.

OPTION/SAR GRANTS TABLE

         Neither the Chief Executive Officer nor the other Named Executive Officers were granted stock options or stock appreciation rights during Fiscal 2004.

PERFORMANCE GRAPH

         The graph set forth below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock of the Company during the five years ended June 30, 2004 with (1) the cumulative total return on the American Stock Exchange Index and (2) the cumulative total return on a selected peer group index. The Company's peer group is the Standard & Poor's Homebuilding Index. The comparison assumes $100 was invested on June 30, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends. The closing market price of the Company's Common Stock as of June 30, 2004 was $19.27 per share.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
    AMONG ORLEANS HOMEBUILDERS, INC., THE AMEX MARKET VALUE (U.S. & FOREIGN)
                                     INDEX
                        AND THE S & P HOMEBUILDING INDEX



                                [Chart Omitted]


                 ---------------------------------------------------
                      -[ ]- ORLEANS HOMEBUILDERS, INC.
                      - ^ - AMEX MARKET VALUE (U.S. & FOREIGN)
                      - o - S & P HOMEBUILDING
                 ---------------------------------------------------

*$100 invested on 6/30/99 in stock or index-including reinvestment of dividends.
 Fiscal year ending June 30.

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                                                                  YEARS ENDING

                                              June 1999    June 2000    June 2001    June 2002    June 2003     June 2004
                                              ---------    ---------    ---------    ---------    ---------     ---------
ORLEANS HOMEBUILDERS, INC.                       100.00        83.36       160.53       456.00       570.67       1027.73
AMEX MARKET VALUE (U.S. & FOREIGN)               100.00       108.32        98.11        96.99       109.12        144.79
S & P HOMEBUILDING                               100.00        73.57       129.05       190.60       231.61        324.52

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVES

         JEFFREY P. ORLEANS. The Company entered into an employment agreement with Jeffrey P. Orleans in June 1987. While the initial term of the agreement has expired, it automatically renews for successive one year terms, unless either the Company or Mr. Orleans gives notice of termination at least 180 days prior to the end of the then current term. Pursuant to this employment agreement, Mr. Orleans is to serve as the Chairman of the Company's board of directors and our Chief Executive Officer and is to be paid a base salary, which until July 1, 2004 was set at $300,000, with the prospect of being increased from time to time. Currently, Mr. Orleans' base salary is set at $720,000. In addition, Mr. Orleans is entitled to receive bonus compensation equal to 3% of certain of the Company's pre-tax profits as defined by the agreement. This bonus compensation is awarded in a manner consistent with the Orleans Homebuilders, Inc. Incentive Compensation Plan.

         Mr. Orleans' employment agreement also provides that if his employment terminates as a result of his death or disability, he or his estate is entitled to receive his base salary for the lesser of (a) a period of 120 days following such termination and (b) the balance of the then existing term together with a prorated portion (based on the number of days employed) of bonus compensation he would have received had his employment not terminated.

         Under Mr. Orleans' employment agreement, he is also entitled to certain fringe benefits, including health, travel and accident, long-term disability and life insurance generally available to our senior officers. The Company also pays certain vehicle expenses for Mr. Orleans and paid certain air travel expenses for Mr. Orleans prior to the July 1, 2004 base salary increase described above.

         ROBERT FITZSIMMONS. Masterpiece Homes, a wholly-owned subsidiary of the Company, entered into an employment agreement with Robert Fitzsimmons in July 2003 in connection with the Company's acquisition of Masterpiece Homes. Mr. Fitzsimmons' employment agreement has no pre-set term. However, Masterpiece Homes may terminate Mr. Fitzsimmons' employment agreement at any time for any or no reason upon 14 days prior written notice, subject to certain severance payments under certain circumstances. Pursuant to his employment agreement, Mr. Fitzsimmons is to serve as the President of Masterpiece Homes, and is to be paid a base salary of $150,000 and is also entitled to receive certain other incentive compensation.

         In accordance with his employment agreement and the agreement pursuant to which the Company acquired Masterpiece Homes, Mr. Fitzsimmons is entitled to receive $710,000 within ten days after January 1, 2005 as part of the Company's payment of the Masterpiece Homes purchase price, unless his employment with Masterpiece Homes is terminated for "cause" or he terminates his employment without "good reason" before December 31, 2004. "Cause" and "good reason" are each defined by Mr. Fitzsimmons' employment agreement. Mr. Fitzsimmons is also entitled to receive an amount equal to 25% of certain pre-tax profits attributable to the operations of Masterpiece Homes for the calendar years 2004, 2005 and 2006, unless Mr. Fitzsimmons is terminated for "cause" or terminates his employment without "good reason" prior to December 31, 2004, 2005 or 2006, as applicable. In addition, Mr. Fitzsimmons is also entitled to receive on a yearly basis a bonus or other additional compensation, the amount of which is to be determined by the Company in its sole discretion based upon certain pre-tax profits attributable to the operations of Masterpiece Homes. Mr. Fitzsimmons' employment agreement also provides that he is entitled to certain fringe benefits, including health insurance, participation in the Company's 401(k) plan, use of a vehicle and disability insurance.

         Pursuant to his employment agreement, Mr. Fitzsimmons also acquired options to purchase up to 45,000 shares of the Company's Common Stock at an exercise price of $10.64 per share. Subject to certain conditions relating to his employment as set forth in his employment agreement, the options vest in three equal installments on December 31, 2004, 2005 and 2006. Under certain circumstances, vesting of the options may be accelerated. The number of shares subject to the options also may be adjusted to reflect any stock splits, subdivisions, combinations or similar transactions.

         If Mr. Fitzsimmons' employment is terminated by Masterpiece Homes without "cause" or he terminates his employment for "good reason" prior to January 28, 2007, then he is entitled to certain severance compensation consisting of his base salary until January 28, 2007 and the cash equivalent of his monthly medical insurance premium paid by Masterpiece Homes for 42 months less the number of full months he was employed by Masterpiece Homes subsequent to July 2003.

         In addition to the terms and conditions described above, Mr. Fitzsimmons' employment agreement also contains terms and conditions the Company believes are typical of employment agreements with executive officers of companies of comparable size and in the homebuilding industry.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         Compensation Committee.

         The Compensation Committee consists of Messrs. Kaplan and Temple and is chaired by Mr. Kaplan. Prior to August 2004, the Compensation Committee reviewed and recommended salaries, bonuses and other forms of compensation for executive officers and other key employees of the Company, which it will continue to do. With the adoption of the Company's Compensation Committee charter in August 2004, the Compensation Committee will determine the salaries, bonuses and other compensation for executive officers other than the Chief Executive Officer and, with respect to the Chief Executive Officer, the Compensation Committee will recommend to the board of directors his salary, bonus and other compensation. The Compensation Committee also approves grants and awards of equity-based compensation. Copies of the charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company's Chief Financial Officer.

         Overview and Philosophy.

         The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company's stockholders. The Compensation Committee believes that the objectives of the stockholders will be best achieved by having a substantial portion of executive cash compensation tied to annual corporate earnings and by providing incentives to management through the use of stock options and other equity-based compensation. Consistent with this philosophy, compensation for the Company's executives consists of a base salary, a bonus and, in some cases, stock awards, stock options or other equity-based compensation.

         Senior Executive Officers' Compensation.

         For Fiscal 2004, the compensation of the Company's three most senior executive officers, Messrs. Orleans, Goldman and Vesey, was reviewed by the Compensation Committee and approved by the board of directors. For Fiscal 2004, Mr. Orleans' base salary was $300,000, Mr. Goldman's base salary was $225,000 and Mr. Vesey's base salary was $235,000. Mr. Orleans' compensation is also subject to his employment agreement with the Company discussed above under the caption "Employment Contracts with Named Executives." In addition, these officers also received incentive compensation as described below.

         Other Executive Officers' Compensation.

         For Fiscal 2004, the Compensation Committee assumed the responsibility for establishing the cash and other compensation to be paid to Messrs. Santangelo and Schaal, except for any compensation under the Company's incentive stock plans. The compensation of Mr. Parker was set by his employment agreement with Parker & Lancaster Corporation which expired in October 2003. For Fiscal 2004, the amount and nature of compensation to be received by the Company's other executive officers was determined in accordance with the recommendations of the Chief Executive Officer and the President.

         Base Salary.

         The compensation to executive officers of the Company is generally in the low range of base salary amounts paid to comparable executive officers at similar companies. Increases in base salaries have been limited over the last several fiscal years and are adjusted based on the performance of an individual executive, increased responsibilities assumed by such executive, compensation trends in the real estate industry and general market compensation levels for comparable positions. The base salary for Mr. Parker for Fiscal 2004 was set by his employment agreement with Parker & Lancaster Corporation which expired in October 2003. The base salary of Mr. Fitzsimmons for Fiscal 2004 was set by his employment agreement with Masterpiece Homes.

         Incentive Compensation Programs.

         The Compensation Committee believes that it is important for the Company to further align the interests of its executive officers and key employees with the interests of the stockholders by establishing a direct link between executive pay and the Company's operating financial performance. Accordingly, effective as of July 1, 2002, the board of directors adopted the Orleans Homebuilders, Inc. Incentive Compensation Plan, which was an amendment and restatement of the incentive compensation plan initially adopted by the board of directors in 1994. As of October 1, 2003, the board of directors has also adopted an amendment to the Incentive Compensation Plan allowing payment of all or a part of bonus awards under the Incentive Compensation Plan to be made in shares of Common Stock, which may be subject to various restrictions and terms.

         For Fiscal 2004, the board of directors continued its use of management performance goals, which included continued growth in profitability, reduction of unproductive assets, acquisition and financing of new and existing assets, and improvements by management to reduce overhead and increase efficiency. With respect to Fiscal 2004, pursuant to the Incentive Compensation Plan, 3.0% of pre-tax profits were awarded to Mr. Orleans, 0.8% of pre-tax profits were awarded to Mr. Goldman and 1.5% of pre-tax profits were awarded to Mr. Vesey. An aggregate of approximately 2.7% of pre-tax profits were awarded to the Company's other senior officers based upon their attainment of certain performance goals.

         The incentive compensation plan discussed above does not apply to Messrs. Gancsos, Parker or Anthony L. Piccola, executive officers in the Company's southern region, or other key employees in the Company's southern region. Similarly, the incentive compensation plan does not apply to Mr. Fitzsimmons in the Company's Florida region. Any bonus compensation awarded to Messrs. Gancsos, Piccola and Parker for Fiscal 2004 was awarded at the discretion of the Company.

         In accordance with his Employment Agreement, for calendar years 2004 and 2005, Mr. Fitzsimmons is entitled to receive an amount equal to 25% of certain pre-tax profits attributable to the operations of Masterpiece Homes, subject to certain conditions. Mr. Fitzsimmons may, in the Company's discretion, also receive additional incentive compensation based on certain pre-tax profits attributable to the operations of Masterpiece Homes.

         Equity-Based Compensation

         Awards of equity-based compensation, such as stock options, restricted stock awards and stock appreciation rights, are intended to align directly the interests of the Company's executives and the stockholders in the enhancement of stockholder value. The ultimate value of stock options, restricted stock awards and stock appreciation rights that have been awarded, or that may in the future be awarded, is directly tied to increases in the Company's stock price. Therefore, such equity-based compensation serves to link closely the interests of management and stockholders by motivating executives to make decisions that will serve to increase the long-term return to stockholders. In addition, grants of equity-based compensation typically include vesting and termination provisions, which the Compensation Committee believes will encourage recipients to remain employees of the Company. No consistent criteria are used from year to year in the granting of equity-based compensation. In the recent past, equity-based compensation has been awarded largely in connection with acquisitions and as an inducement to hire certain individuals.

         Deductibility of Compensation in Excess of $1,000,000

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1,000,000 paid to corporation's chief executive officer and each of the other four highest-paid executive officers unless this compensation qualifies as "performance-based." The Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under Code.

         Other Benefits.

         The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees. The Compensation Committee believes that such benefits are comparable to those offered by other real estate developers of similar size. Except for benefits to Mr. Orleans, the amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

                                             The Compensation Committee

                                             David Kaplan, Chairman
                                             John W. Temple

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Convertible Note

         In 1996, Mr. Orleans advanced $3 million to the Company evidenced by a $3 million Convertible Subordinated 7% Note. The issuance of the $3 million Convertible Subordinated 7% Note was approved in advance by a Special Committee of non-employee directors after receiving an opinion from an investment-banking firm that the terms were fair to the Company's stockholders, other than Mr. Orleans, from a financial point of view. During the fiscal year ended June 30, 2002, the maturity date of the $3 million Convertible Subordinated 7% Note was extended one year to January 1, 2005. The $3 million Convertible Subordinated 7% Note, as modified by certain deferral agreements, provides for interest payable quarterly at 7% per annum and annual principal payments of $1 million beginning January 1, 2003. The $3 million Convertible Subordinated 7% Note contains commercially standard default and other provisions. The holder of the $3 million Convertible Subordinated 7% Note may convert all or any portion (in integral multiples of $1 million) of the principal amount of the $3 million Convertible Subordinated 7% Note into shares of the Company's Common Stock at a conversion price of $1.50 per share, subject to adjustment for splits, combinations, and other capital changes. The closing price of the Company's Common Stock on the American Stock Exchange on July 8, 1996, the date the board of directors approved the terms of the borrowing, was $1.125 per share. In January 2003 and December 2003, respectively, Mr. Orleans exercised his right to convert the first and second annual principal payments of $1 million each into shares of Common Stock and received 666,666 shares of Common Stock with respect to each conversion. At September 30, 2004, there was $1 million in principal amount of this Note outstanding.

Series D Preferred Stock

         In October 1998, the Company and Mr. Orleans entered into an Exchange Agreement pursuant to which Mr. Orleans exchanged notes he held evidencing $3 million payable by the Company for 100,000 shares of Series D Preferred Stock. The terms of the proposed exchange were approved by the Company's board of directors after receiving an opinion from an investment-banking firm that the terms were fair to the Company's stockholders, other than Mr. Orleans, from a financial point of view.

         The Series D Preferred Stock had a liquidation value of $3 million, or $30.00 per share, and required annual dividends of 7% of the liquidation value. The dividends were cumulative and payable quarterly. The Series D Preferred Stock was redeemable by the Company at any time after December 31, 2003, in whole or in part, at a cash redemption price equal to the liquidation value plus all accrued and unpaid dividends on the redeemed shares to the date of redemption. The Series D Preferred Stock was convertible into 2,000,000 shares of the Company's Common Stock at a conversion price of $1.50 per share. The closing price of the Company's Common Stock on the American Stock Exchange on April 20, 1998 (the date of board of directors approval of the issuance of the Series D Preferred Stock) was $1.19.

         In December 2003, Mr. Orleans converted all 100,000 shares of the Series D Preferred Stock into 2,000,000 shares of the Company's Common Stock.

Line of Credit

         During its fiscal year ended June 30, 1999, the Company entered into an agreement with Mr. Orleans for a $4 million unsecured line of credit. The line of credit expired on June 30, 2004. The agreement provided for an annual review by Mr. Orleans for a one-year extension and, with annual interest at LIBOR plus 4%, payable monthly. There were no principal or interest balances outstanding as of June 30, 2004 and 2003.

Relationship with A.P. Orleans Insurance Agency, Inc.

         The Company places a majority of its corporate insurance through A.P. Orleans Insurance Agency, Inc., of which Mr. Orleans is the sole stockholder. The Company also uses A.P. Orleans Insurance Agency, Inc. to purchase surety bonds that the Company is required to maintain with various municipalities as part of its ongoing operations as a developer on specific projects in those municipalities. The Company incurred aggregate expenses of approximately $2,961,000 and $2,350,000 for Fiscal 2004 and the fiscal year ended June 30, 2003 ("Fiscal 2003"), respectively, for these insurance policies. A.P. Orleans Insurance Agency, Inc. received customary commissions from the insurance companies for serving as broker.

Relationship with Title Insurer

         Mr. Goldman and Mr. Orleans each own a 31% equity interest in a limited partnership that has a consulting agreement with a third party real estate title insurance company. The Company purchases real estate title insurance and related closing services from that third party real estate title insurance company for various parcels of land the Company acquires. The Company paid the third party real estate title insurance company approximately $178,000 and $80,000 for Fiscal 2004 and Fiscal 2003, respectively. In addition, the Company's homebuyers may elect to utilize the third party real estate title insurance company for the purchase of real estate title insurance and real estate closing services but, the homebuyers are under no obligation to do so.

         Under the terms of the consulting agreement, which expires in July 2007, the limited partnership providing the consulting services is entitled to receive 50% of the pre-tax profits attributable to certain operations of the third party real estate title insurance company, subject to certain adjustments. In addition, the limited partnership and the principals of the limited partnership, including Mr. Goldman and Mr. Orleans, have agreed not to engage in the real estate title insurance business or the real estate closing business during the term of the consulting agreement.

         Other

         The Company through its wholly-owned subsidiary Orleans Affordable Housing LP, is a limited partner in OKKS Development LP, a Pennsylvania limited partnership, and a member of OKK LLC, a Pennsylvania limited liability company. OKK LLC is the general partner of OKKS Development LP. In the aggregate, the Company indirectly owns a 28.33% equity interest in OKKS Development LP. OKKS Development LP was formed for the purpose of engaging in certain residential development activities which are primarily government assisted. The other limited partners of OKKS Development LP and other members of OKK LLC include a trust for the benefit of certain members of the family of Mr. Lewis Katz, a member of the Company's board of directors. In Fiscal 2003, OKKS Development LP was capitalized with initial contributions by the limited partners of $50,000 each and each partner contributed an additional $50,000 in Fiscal 2004. During Fiscal 2004 and Fiscal 2003 no profits were distributed to the limited partners of OKKS Development LP or the members of OKK LLC.

         Mr. Orleans owns a 33.5% equity interest in Marne Associates, LLC and trusts for the benefit of certain members of his family collectively own a 16.5% equity interest in Marne Associates, LLC. Mr. Benjamin Goldman, the Company's Vice Chairman, is the trustee of each of the trusts. The Company has executed a lease with Marne Associates, LLC for 8,000 square feet of office space in a shopping center constructed by Marne Associates, LLC. The initial term is five years at $14 per square foot. The Company has the option to renew the lease at the end of the initial term for an additional five years at $16 per square foot.

         Mr. Orleans owns a 40% equity interest in Gold-Or-Air, Inc., a corporation that has a 6.25% ownership interest in a corporate jet. The Company paid Gold-Or-Air, Inc., approximately $26,000 in operating and management fees for Mr. Orleans' business and personal use of the aircraft for Fiscal 2004.

         On March 20, 2000, Thomas Vesey, the brother of Michael T. Vesey, the Company's President and Chief Operating Officer, was hired to assist the Company in evaluating and identifying opportunities for expansion into additional market areas. Presently, Mr. Vesey is the Division Manager for Charlotte, North Carolina. During Fiscal 2004, Mr. Thomas Vesey's annual salary was $150,000 and he received a performance related bonus of approximately $94,800.

         J. Russell Parker, III, President, Parker Lancaster Corporation and Parker & Orleans Homebuilders, Inc. and Jeffrey C. Guernier, Greensboro Division Manager, own 52% and 8%, respectively, of the equity of Moorefield Title, Inc. The Company made payments to Moorefield Title, Inc. of approximately $95,924 in Fiscal 2004 and $88,860 in Fiscal 2003 for title insurance and related services and to reimburse Moorefield Title, Inc. for certain expenses relating to Moorefield Title, Inc. employees that perform services for the Company from time to time.

         Mr. Robert M. Segal, one of the Company's directors, is a partner in the law firm Wolf, Block, Schorr and Solis-Cohen LLP, which serves as the Company's general counsel. Mr. Katz, also the Company's director, is Of Counsel to the law firm Katz, Ettin & Levine, P.A., which has performed legal services for the Company in the past year.

         In the opinion of the board of directors, all of the transactions described above, insofar as they involve transactions by affiliates of the Company, are on terms that are comparable to or not less favorable than, terms which would have been obtainable by the Company from unaffiliated third parties.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the board of directors is composed of three independent directors, in accordance with the requirements of Section 121(A) of the American Stock Exchange listing standards and the applicable standards of the Securities and Exchange Commission, and operates under a written charter adopted by the board of directors. The charter is reproduced as Appendix A to this proxy statement. Copies of the charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company's Chief Financial Officer.

         The Audit Committee of the board of directors oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's quarterly and annual audited financial statements with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the Company's audited financial statements for Fiscal 2004 with the Company's independent public accountants. Specifically, the Audit Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

         The Audit Committee has received the written disclosures and the letter from the Company's independent public accountants, PricewaterhouseCoopers LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with the independent public accountants their independence.

         The Audit Committee discussed with the Company's independent public accountants the overall scope and plans for the audit. The Audit Committee met with the independent public accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company's system of internal control, and the overall quality of the Company's financial reporting. The Committee, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, has met with management and the Company's independent public accountants prior to the filing of officers' certifications required by that statute to receive any information concerning
(a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2004. The Audit Committee's recommendation was considered and accepted by the board of directors.

                                                  Audit Committee

                                                  John W. Temple, Chairman
                                                  Robert N. Goodman
                                                  Andrew N. Heine

                  ADDITIONAL INFORMATION REGARDING THE AUDITORS

         PricewaterhouseCoopers LLP has been selected to be the independent accountants for the Company for its fiscal year ended June 30, 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if desired and to be available to respond to any appropriate questions.

         Audit Fees.

         The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for audit and audit-related services totaled approximately $203,000 and $150,000 for Fiscal 2004 and Fiscal 2003, respectively. These fees include fees associated with the audit of the Company's financial statements for Fiscal 2004, for the review of financial statements included in the Company's quarterly reports on Form l0-Q for Fiscal 2004 and, for Fiscal 2004, a registration statement filed with the SEC.

         Audit-Related Fees.

         All fees for audit-related services were disclosed under the caption "Audit Fees" above.

         Tax Fees

         Fees for tax services, including tax compliance, tax advice, and tax planning, total approximately $8,500 and $7,900 for Fiscal 2004 and Fiscal 2003, respectively.

         All Other Fees.

         The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for all other services, which include fees related to business acquisitions were approximately $80,000 and $60,500 for Fiscal 2004 and Fiscal 2003, respectively.

         The Audit Committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that such services are compatible with their provision of independent audit services.

         The Audit Committee approves the annual budget for all audit and non-audit services and pre-approves all engagements of the Company's independent public accountants to provide non-audit services. All fees of PricewaterhouseCoopers LLP were approved by the Audit Committee for Fiscal 2004.

        DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

          Pursuant to Securities Exchange Act of 1934 Rule 14a-8(e), proposals which stockholders desire to have included in the Company's proxy statement for the annual meeting in 2005 must be submitted in writing and received by the Company at its principal executive officers on or before June 22, 2005. Any Stockholder wishing to propose a nominee for membership on the Company's board of directors should submit a recommendation in writing in accordance with the foregoing, for consideration by the board of directors, indicating the nominee's qualifications and other biographical information and providing confirmation of the nominee's consent to serve as a director.

         A stockholder may wish to have a proposal presented at the 2005 annual meeting, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at its principal executive offices on or before September 14, 2005 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed "untimely" for purposes of Securities and Exchange Commission Rule 14a-4(c). Therefore, the Company's Proxy Committee will be allowed to use its discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2005 Annual Meeting of Stockholders.

         The Company has not been notified by any stockholder of such stockholder's intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy grants the Proxy Committee discretionary authority to vote on any matter properly brought before this year's Annual Meeting.

     PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR
                                    DIRECTOR

         Any stockholder of record, owning at least one percent of stock entitled to vote in the election of directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, may submit a nomination for director by following the procedures outlined in Section 2.13 of the Company's By-laws. In general, Section 2.13 provides that a stockholder must provide timely written notice to the Secretary of the Company not less than 120 days nor more than 150 days prior to the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination ("Nominating Stockholder"); (ii) the name and address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder ("Beneficial Holder"); (iii) the number of shares of each class and series of shares of the Company which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and (viii) the written consent of each nominee to serve as a director of the Company if so elected.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2004. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND UPON PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO JOSEPH A. SANTANGELO, SECRETARY-TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE ONE OF THIS PROXY STATEMENT.


October 19, 2004

                                By Order of the Board of Directors


                                JOSEPH A. SANTANGELO,
                                Chief Financial Officer, Secretary and Treasurer

                                   APPENDIX A

                           ORLEANS HOMEBUILDERS, INC.
                             AUDIT COMMITTEE CHARTER

                             (AS OF AUGUST 26, 2004)

         This Charter has been adopted by the Board of Directors (the "Board") of Orleans Homebuilders, Inc. (the "Company") to govern its Audit Committee (the "Committee"), which shall have the authority, responsibility and powers described below.

I. PURPOSE

         The principal purpose of the Committee is to assist the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity and audits of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance of the Company's systems of internal accounting and financial controls and financial reporting processes, and the qualifications and independence of the Company's outside auditor.

         In discharging its oversight role, the Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. Specifically, in accordance with the Sarbanes-Oxley Act of 2002 (the "Act"), rules promulgated by the U.S. Securities and Exchange Commission (the "Commission") thereunder and the rules of The American Stock Exchange ("AMEX"), the Committee shall be responsible for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall treat such complaints confidentially and anonymously, as required by the Act, the rules promulgated thereunder and the rules of AMEX.

II. MEMBERSHIP

         The Committee shall be comprised of no fewer than three members of the Board. The Committee's composition and members shall meet the requirements of the rules of the Commission and AMEX. All of the members shall meet the independence and experience requirements of the Commission and AMEX, and at least one member of the Committee shall be an "audit committee financial expert" as defined by the Commission and be "financially sophisticated" as defined by AMEX. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

         The members of the Committee shall be elected by the Board at its annual organizational meeting and shall serve until their successors have been duly elected and qualified. Unless a chairperson is elected by the Board, the members of the Committee shall designate a chairperson by majority vote of the full Committee membership. The Committee shall report through its chairperson to the Board following meetings of the Committee.

III. KEY RESPONSIBILITIES

         The Committee shall have the sole authority to select the outside auditors who will perform the audit of the Company's financial statements or other audit, review or attest services, considering independence and effectiveness, and approve the fees and other compensation to be paid to the outside auditors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the outside auditors for the performance of such services. The Committee shall be responsible for overseeing the audit and audit-related services performed by the outside auditors, including the responsibility and authority to resolve disagreements between management and the auditors regarding financial reporting. The outside auditors shall report directly to the Committee.

         At least annually, the Committee shall obtain and review a report by the outside auditors describing the following: (1) the auditing firm's internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, consistent with Independence Standards Board Standard 1 (or any subsequently applicable standard), and any steps taken to deal with any such issues; and (3) in order to assess the outside auditors' independence, all relationships between the outside auditors and the Company. The Committee shall be responsible for actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditors.

         The Committee shall pre-approve or establish policies and procedures pre-approving all audit, internal control-related services and permitted non-audit services provided by the outside auditors, both as to the permissibility of the auditors performing such services and as to the amount of fees to be paid in connection therewith, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (the "Exchange Act") which are approved by the Committee prior to the completion of the audit. The Committee may delegate pre-approval authority to one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such designee(s) to grant pre-appovals shall be presented to the full Committee at its next scheduled meeting. Policies and procedures for the pre-approval of audit and permitted non-audit services must be detailed as to the particular service and must not delegate the Committee's responsibilities to management. The Committee must be informed of each service rendered pursuant to any such pre-approval policies or procedures.

         The Committee shall have the authority to engage and determine funding for outside legal, accounting or other advisors to advise the Committee and shall, as appropriate, obtain advice and assistance from such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the outside auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services, (ii) compensation to any outside legal, accounting or other advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

         The Committee shall meet as often as it determines, but not less than quarterly. The Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

         All related-party transactions shall be subject to appropriate review and oversight by the Committee.

         The Committee shall make regular reports to the Board. The Committee shall review and reassess this Charter at least annually and recommend any proposed changes to the Board for approval. The Committee shall have this Charter published, in its then current form, at least every three years in accordance with, and to the extent required by, regulations promulgated by the Commission. The Committee shall annually review the Committee's own performance.

         Consistent with the above, the Committee shall, to the extent it deems necessary or appropriate:

         A. FINANCIAL STATEMENT AND DISCLOSURE MATTERS

         Provide an open avenue of communication among management, appropriate
                  Company personnel, the outside auditors and the Board.

         Review with management and the outside auditors the audited financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In connection therewith, the Committee shall review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as it may be modified or supplemented.

         Prior to the Company's filing of each quarterly report on Form 10-Q with the Commission, review with the outside auditors the Company's interim financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in such Form 10-Q and the matters required to be discussed by SAS No. 71, as it may be modified or supplemented.

         Discuss with management and the outside auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, disclosure controls and procedures and/or internal control over financial reporting and any special steps adopted in light of material control deficiencies.

         Receive and review regular reports from the outside auditors with respect to: (1) the critical accounting policies and practices of the Company; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and (3) other material written communications between the outside auditors and management, such as any management letter or schedule of unadjusted differences.

         Discuss with management earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies.

         Discuss with management and the outside auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

         Discuss policies with respect to risk assessment and risk management.

         Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

         B. OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH ITS OUTSIDE AUDITORS

         Review the proposed scope of the audit, the proposed staffing of the audit to ensure adequate coverage, as well as appropriate coverage consistent with Sections 203 and 206 of the Act, and the fees proposed to be charged for such audit.

         Ensure the rotation of the audit partners as required by law.
                  Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the outside auditors on a regular basis.

         Set clear hiring policies for employees or former employees of the Company's outside auditors.

         C. FINANCIAL REPORTING PROCESS

         Discuss with management, appropriate Company personnel and, without management present, the outside auditors, the quality and adequacy of the Company's internal accounting and financial controls, including internal control over financial reporting and disclosure controls and procedures, and elicit any recommendations for the improvement of such controls or particular areas where new or more detailed controls or procedures are desirable.

         Review management's assertion on its assessment of the effectiveness of the Company's internal control over financial reporting as of the end of the most recent fiscal year and the outside auditors' report on management's assertions.

         In consultation with the outside auditors, review the integrity of the financial reporting processes, both internal and external.

         Consider the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Consider and, if appropriate, make changes to the Company's auditing and accounting principles and practices as suggested by the outside auditors or management.

         D. PROCESS IMPROVEMENT

         Review with the Company's outside auditors any audit problems or difficulties and management's response.

         Review any significant disagreement between management and the outside auditors in connection with the preparation of the financial statements.

         Review with the outside auditors and with management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented; this review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.

         E. ETHICAL AND LEGAL COMPLIANCE

         Obtain from the outside auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

         Review management's monitoring of the Company's compliance with the Company's Code of Business Conduct & Ethics and periodically determine that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

         Review legal compliance matters, including corporate securities trading policies, with Company counsel.

         Review with Company counsel any legal matter that could have a significant impact on the financial statements.

         Establish, review and update periodically the Company's procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or audit matters.

         Annually prepare a report to the Company's stockholders as required by
                  Item 306 of Regulation S-K, and submit such report for inclusion in the Company's annual proxy statement.

         Maintain minutes of meetings of the Committee and periodically report to the Board on significant results of the foregoing activities.

         Perform any other activities consistent with this Charter, the Company's By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

IV. LIMITATION OF COMMITTEE'S ROLE

         The Committee is to serve in an oversight capacity and is not intended to be part of the Company's operational or managerial decision-making process. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing the financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as the Company's outside auditors, have more time, knowledge and detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any certification as to the outside auditors' work.

                                   APPENDIX B

                           ORLEANS HOMEBUILDERS, INC.
                          NOMINATING COMMITTEE CHARTER

                             (AS OF AUGUST 26, 2004)

          This Charter has been adopted by the Board of Directors (the "Board") of Orleans Homebuilders, Inc. (the "Company") to govern its Nominating Committee (the "Committee"), which shall have the authority, responsibility and powers described below.

PURPOSE

         The Committee's purposes are to identify individuals qualified to become members of the Board and to make recommendations to the Board for director nominees to stand for election at the next annual meeting of stockholders, all in accordance with the Company's Certificate of Incorporation and By-Laws, applicable laws, regulations of the Securities and Exchange Commission and other governmental authorities, applicable rules of the American Stock Exchange ("AMEX") and/or any other stock exchange where the Company's securities are from time to time listed (collectively, "Applicable Requirements").

GOALS AND RESPONSIBILITIES

         The Committee shall perform its duties in a manner consistent with the criteria set forth in this Charter for selecting new directors.

         The Committee shall: conduct searches for new candidates for Board membership as necessary or advisable; establish policies and procedures for the consideration of nominees for Board membership recommended by stockholders; and recommend to the Board a slate of director nominees to be elected at each annual meeting of the Company's stockholders.

         The Committee shall, from time to time: evaluate the appropriate size of the Board and recommend any increase or decrease with respect thereto; evaluate the composition of the Board and recommend any changes to such composition so as to best reflect the objectives of the Company and the Board; and recommend candidates to fill vacancies or new positions on the Board, as necessary or advisable.

         The Committee shall review this Charter from time to time for adequacy and recommend any changes to the Board for approval. This Charter shall be published or otherwise made publicly available to the extent required by Applicable Requirements.

CRITERIA FOR SELECTING NEW DIRECTORS

         The Committee, in recommending a nominee for director, shall do so based on the nominee's integrity, skill, leadership ability, financial sophistication and capacity to help guide the Company, and based on such other considerations as the Committee shall deem appropriate. In addition, the Committee shall consider all Applicable Requirements with regard thereto. To the extent the Committee establishes any specific, minimum qualifications that must be met by any nominee for membership on the Board, or any specific qualities or skills any such nominee must possess, the Committee will insure that such qualifications, qualities or skills are described in the Company's proxy statement or elsewhere as mandated by Applicable Requirements.

COMMITTEE MEMBERSHIP AND MEETINGS

         The Committee shall be comprised of at least three members, each of whom shall satisfy any Applicable Requirements, including the "independence" requirements of AMEX from time to time in effect and applicable to the Company. Committee members shall be appointed and may be removed by the Board. A member of the Committee shall be selected by the Board, or the Committee if the Board does not do so, to serve as the Committee's chairperson. The Committee shall meet at least annually or more often if the Chairperson or a majority of the members deem it appropriate. The Committee shall make regular reports to the Board as it deems appropriate.

ADVISORS

         The Committee, with the approval of the Board, shall have the authority to retain and terminate any search firm or other advisors it deems appropriate to be used to identify or evaluate director candidates.

                                   APPENDIX C

                     ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS

                              STOCK INCENTIVE PLAN

                      AS ADOPTED BY THE BOARD OF DIRECTORS

                        (EFFECTIVE AS OF AUGUST 26, 2004)

Purpose. Orleans Homebuilders, Inc., a Delaware corporation (the "Company"), hereby adopts the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan (the "Plan"), which is intended to replace all other stock option and award plans of the Company (other than the Orleans Homebuilders, Inc. Stock Award
Plan), which plans shall be, as of the date the Plan is approved by the Company's shareholders, deemed to have been amended and restated and incorporated into the Plan, as set forth herein, so that outstanding grants made under any such prior plan, if forfeited, shall result in the shares that were subject to such grants being again available for grants under the Plan, as provided pursuant to Section 6, below. The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate (as defined herein), to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend. Through the Plan, the Company will provide such persons with an opportunity to acquire or increase their proprietary interest in the Company, and to align their interest with the interests of shareholders, through receipt of rights to acquire the Company's Common Stock, par value $0.10 per share (the "Common Stock") and through the transfer or issuance of Common Stock or other Awards (as defined herein). In addition, the Plan is intended as an additional incentive to directors of the Company or of any Affiliate who are not employees of the Company or an Affiliate to serve on the Board of Directors of the Company or on the boards of directors (or any similar governing body) of an Affiliate and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock. Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

Definitions. Unless the context clearly indicates otherwise, the following capitalized terms when used in the Plan shall have the following meanings:

         "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code, of any successor provision, and, for purposes of Grants other than ISOs, any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has an equity interest and which the Committee determines should be treated as an Affiliate for purposes of the Plan.

         "Award" shall mean a transfer of Common Stock made pursuant to the terms of the Plan subject to such terms, benefits or restrictions as the Committee shall specify in the Grant Document.

         "Board" or "Board of Directors" means the Board of Directors of the Company.

         "Capitalization Adjustment" means the adjustment to the number or class of shares subject to any Grant and the Option Price, exercise price, purchase price or other payment or deemed payment required in connection with any Grant, as permitted to be made pursuant to the provisions of Section 13 of the Plan.

         "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following dates:

                  the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; or the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; or

                  the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation; or

                  the date any entity, person or group, within the meaning of
                  Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (B) Jeffrey P. Orleans or family members of Jeffrey P. Orleans (all such persons being referred to as "Orleans Family Members"), (C) any entity a majority of the equity in which is owned by Orleans Family Members), or (D) any trust as to which a majority of the beneficiaries are Orleans Family Members), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Company's Common Stock.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

         "Committee" shall have the meaning set forth in Section 3 of the Plan.

         "Covered Employee" means any Employee who is treated as a "covered employee" for purposes of Code Section 162(m).

         "Disability" means a condition of a Grantee that constitutes a "disability" as that term is defined in Section 22(e)(3) of the Code.

         "Employee" means an employee of the Company or an Affiliate.

         "Fair Market Value" means, with respect to a share of the Common Stock:

                  if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the closing price thereof on the relevant date; or

                  if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ; or

                  if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

Provided, however, that if the Common Stock is not traded in a public market, the Fair Market Value of a share shall be as determined in good faith by the Committee, taking into account all relevant facts and circumstances.

         "Fiscal Year Grant Limitation" means the limitation on the number of shares of Common Stock that may be subject to Grants made to any one person during any one fiscal year of the Company, which limitation shall be 50,000 shares, subject to a permitted Capitalization Adjustment.

         "Grant" shall mean any Option, Award or SAR granted under the Plan.

         "Grantee" shall mean a person to whom an Option, Award or SAR has been granted pursuant to the Plan.

         "Grant Document" shall mean the document provided to a Grantee by the Company describing and establishing the terms of any Grant made pursuant to the Plan.

         "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

         "Non-Employee Director" shall mean a member of the Board who is a "non-employee director" as that term is defined in paragraph (b)(3) of Rule 16b-3 (as defined herein) and an "outside director" as that term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code.

         "Non-Employee Director Committee" means a committee designated by the Board to act as the Committee with respect to the Plan that consists solely of two or more Non-Employee Directors.

         "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an ISO. The term Non-qualified Stock Option shall also be applicable to any portion of an option that does not qualify for treatment as an ISO.

         "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

         "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as set forth in the Grant Document.

         "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

         "SAR" means a stock appreciation right granted under the Plan, as defined in Section 11 hereof.

         "Section 16 Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule, and who is subject to the reporting requirements under
         Section 16 of the Exchange Act with respect to the Company's Common Stock.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

         "Shares" means the shares of Common Stock (including hypothetical shares of Common Stock referenced under the terms of a Grant Document applicable to an SAR) which are subject to any Grant made under the Plan.

Administration of the Plan. The Board may administer the Plan and/or it may, in its discretion, designate a committee or committees composed of two or more of directors to operate and administer the Plan with respect to all or a designated portion of the participants. To the extent that the Committee is empowered to grant options to Section 16 Officers or persons whose compensation might have limits on deductibility under Code Section 162(m), the Board may, at its discretion, appoint a separate Non-Employee Director to administer the Plan with respect to those persons. Any such committee designated by the Board, and the Board itself in its administrative capacity with respect to the Plan, is referred to as the "Committee."

         Meetings. The Committee shall hold meetings at such times and places as it may determine. The Committee may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by all its members shall be as effective as though it had been taken at a meeting duly called and held.

         Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or making any Grants under the Plan, provided that this Subsection 3(b) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and
         (iv) any transaction from which the member derived an improper personal benefit.

         Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled, without further act on the member's part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the issuance of any Grant thereunder in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be such member of the Committee at the time of the action, suit or proceeding.

         Interpretation and Authority of the Committee. The Committee shall have the power and authority to (i) interpret the Plan, (ii) adopt, amend and revoke policies, rules and/or regulations for its administration that are not inconsistent with the express terms of the Plan, and (iii) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by means of Grants made under the Plan or constitute a material amendment for any purpose under the Code. In addition, the Committee shall, subject to any specific provisions or limitations applicable under the Plan, have the authority to make such adjustments to the terms and conditions of any Grants made under the Plan in order to take into account any facts and circumstances that influence the effectiveness of the Plan as a method of providing appropriate current performance incentives for recipients of Grants, including, but not limited to, any facts and circumstances related to levels of compensation and bonuses paid by other similarly situated employers, and current needs of the Company to encourage the retention of valued Employees and to reward high levels of performance by such Employees. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

Grants of Options under the Plan. Grants of Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

Eligibility. All Employees, members of the Board, members of the boards of directors (or any similar governing body) of any Affiliate and consultants and advisors to the Company or any Affiliate shall be eligible to receive Grants hereunder. Consultants and advisors shall be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities. The Committee, in its sole discretion, shall determine whether an individual qualifies as an Employee.

Shares Subject to Plan. The aggregate maximum number of Shares as to which Grants may be issued pursuant to the Plan is 50,000 (subject to a permitted Capitalization Adjustment). The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If a Grant terminates or expires without having been fully exercised for any reason or has been conveyed back to the Company pursuant to the terms of a Grant Document, the Shares as to which the Grant was not exercised or the Shares that were conveyed back to the Company shall again be available for issuance pursuant to the terms of one or more Grants pursuant to the Plan.

Fiscal Year Grant Limitation. Notwithstanding anything herein to the contrary, no Grantee shall be issued Grants during any one fiscal year of the Company for shares of Common Stock in excess of the Fiscal Year Grant Limitation.

Term of the Plan. The Plan is effective as of August 26, 2004, the date on which it was adopted by the Board, subject to the approval of the Plan within one year after such date by the shareholders in the manner required by state law. If the Plan is not so approved by the shareholders, all Grants issued under the Plan shall be null and void. No Grants may be issued under the Plan on or after August 26, 2014.

Options. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Grant Documents in such form as the Committee shall approve from time to time, which Grant Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall require from time to time which are not inconsistent with the terms of the Plan. No ISO shall be granted to any person who does not qualify as an employee of the Company or an Affiliate within the meaning of Code Section 422.

         Number of Option Shares. Each Grant Document shall state the number of Shares to which it pertains. A Grantee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything herein to the contrary, no Grantee shall be granted Options during any one fiscal year of the Company for more than the Fiscal Year Grant Limitation.

         Option Price. Each Grant Document shall state the Option Price, which, for a Non-qualified Stock Option, shall, unless otherwise specified in the Grant Document, be the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall in all cases be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 9(b); and provided, further, that if an ISO is granted to a Grantee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then, to the extent required by Section 424(d) of the Code, the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted.

         Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and, unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board, receipt of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and, unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act, shall contain the Grantee's acknowledgment, in form and substance satisfactory to the Company, that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities
         Act), (ii) the Grantee has been advised and understands that (A) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Grantee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Grant Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending registration under federal or state securities laws, the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

         Medium of Payment. Subject to the terms of the applicable Grant Document, a Grantee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board. The Grantee may also exercise the Option in any other manner as is approved by the Committee or as specifically provided for in the applicable Grant Document. Furthermore, the Committee may provide in a Grant Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Grantee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Grantee shall deliver to the Company certificates registered in the name of such Grantee representing the shares owned by such Grantee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Grantee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Grantee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

         Termination of Options.

                  No Option shall be exercisable after the first to occur of the following:

                           Expiration of the Option term specified in the Grant Document, which, in the case of an ISO, shall not occur after (i) ten (10) years from the date of grant, or (ii) five (5) years from the date of grant if the Grantee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                           Except to the extent otherwise provided in a Grantee's Grant Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Grantee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                           The date, if any, set by the Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company;

                           The occurrence of such other event or events as may be set forth in this Plan or the Grant Document as causing an accelerated expiration of the Option; or

                           Except as otherwise set forth in the Grant Document and subject to the foregoing provisions of this Subsection 9(e)(i), the applicable date set forth below in connection with the Grantee's termination of employment or service with the Company or any Affiliate. For these purposes the applicable date is:
                           (1) where the Grantee resigns from his or her employment or service with the Company or any Affiliate without such resignation having been solicited by the Company or the Affiliate, as the case may be, the date of such resignation; (2) where the Grantee's termination of employment or service with the Company or any Affiliate is due to the Grantee's death or Disability, the date that is one hundred eighty (180) days following such termination;
                           (3) where the Grantee's termination of employment or service with the Company or any Affiliate is due to the Grantee's retirement, the second anniversary of such termination; (4) where the Grantee is a member of the Board or of any board of directors (or similar governing body) of an Affiliate and is not an Employee and such Grantee's service is terminated for any reason other than Disability or death, 90 days following the date of such termination of service; and (5) in all other cases, 30 days after the Grantee's termination of employment or service with the Company or any Affiliate. The only Options that may be exercised subsequent to the Grantee's termination of employment or service with the Company or an Affiliate are those Options which were exercisable on the last date of such employment or service and not Options which, if the Grantee were still employed or rendering service during such post termination period, would become exercisable, unless the Grant Document specifically provides to the contrary or the Committee otherwise approves. The terms of an executive severance agreement or other agreement between the Company and a Grantee, approved by the Committee or the Board, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 9(e)(i) shall be deemed to be Option terms approved by the Committee and consented to by the Grantee.

                  Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Grant Document; provided, however, that any change pursuant to this Subsection 9(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Grantee.

                  Notwithstanding anything to the contrary contained in the Plan or a Grant Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

         Transfers. Except as otherwise provided in this Subsection 9(f), no Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution, and, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the Grantee. Notwithstanding the foregoing, an Option, other than an ISO, shall be transferable pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and also shall be transferable, without payment of consideration, to (a) immediate family members of the holder (i.e., spouse or former spouse, parents, issue, including adopted and "step" issue, or siblings), (b) trusts for the benefit of immediate family members, and (c) partnerships whose only partners are such family members, and (d) to any transferee permitted by a rule adopted by the Committee or approved by the Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the Option prior to its transfer.

         Limitation on ISO Grants. To the extent that the aggregate Fair Market Value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISOs under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Grantee during any calendar year exceeds $100,000, such ISOs shall, to the extent of such excess, be treated as Non-qualified Stock Options.

         Other Provisions. Subject to the provisions of the Plan, the Grant Documents shall contain such other provisions, including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee deems advisable.

Change of Control. In the event of a Change of Control, Options and SARs granted pursuant to the Plan shall become immediately exercisable in full, and all Awards shall become fully vested, but only if such vesting is specified in the applicable Grant Document. In addition, the Committee may take whatever action it deems necessary or desirable with respect to outstanding Grants, including, without limitation, with respect to Options and SARs, accelerating the expiration or termination date in the applicable Grant Document to a date no earlier than thirty (30) days after notice of such acceleration is given to the Grantees; provided, however, that such accelerated expiration date may not be earlier than the date as of which the Grant has become fully vested and exercisable.

Stock Appreciation Rights (SARs).

         General. Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant a right (which right shall be referred to as an "SAR"), which may or may not be granted in conjunction with an Option, which right shall entitle the Grantee to receive a payment upon exercise equal to the excess of the Fair Market Value of a specified number of Shares, determined as of the date the SAR is exercised, over the "purchase price" specified in the Grant Document applicable to the SAR. The SAR may be exercisable in whole or in part, and at such times and under such circumstances as are set forth in the Grant Document applicable to the SAR. In the event an SAR is granted in conjunction with an Option, the exercise of the SAR shall result in a cancellation of the Option to the same extent as the SAR is exercised, and the exercise of the Option shall result in a cancellation of the SAR to the same extent as the Option is exercised, and the terms and conditions, including the number of Shares subject to the SAR, the "purchase price" and the times and circumstances in which the SAR may be exercised, shall be the same as are applicable to the Option. Except as may otherwise be provided in a Grant Document, such payment may be made, as determined by the Committee in accordance with Subsection 12(c) below and set forth in the applicable Grant Document, either in Shares or in cash or in any combination thereof. For purposes of the annual and aggregate limitations on shares of Common Stock that may be subject to Grants under the Plan, the grant of an SAR not in conjunction with an Option shall be treated as though such SAR constituted an Option.

         Grant. Each SAR shall relate either to a specific Option granted under the Plan or to a hypothetical Option that could have been granted under the Plan. Where an SAR is granted in conjunction with an Option granted under the Plan, the Grant Document applicable to the Option shall include provisions indicating the SAR rights. Where an SAR is granted independent of an Option granted under the Plan, the Grant Document applicable to such SAR shall indicate the relevant terms and conditions applicable to the SAR, including, but not limited to, the number of hypothetical Shares subject to the terms of the SAR, the "purchase price" to be taken into account upon exercise of the SAR, and such other terms and conditions as would be permitted or as are required with respect to the grant of an Option under the Plan. SARs shall be exercisable at such times and under such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR that is granted concurrent with an Option shall be exercisable only at such times and by such individuals as the related Option may be exercised under the Plan and the Grant Document.

         Payment. The Committee shall have sole discretion to determine whether payment in respect of SARs exercised by any Grantee shall be made in shares of Common Stock, or in cash, or in a combination thereof. If payment is made in Common Stock, the number of shares which shall be issued pursuant to the exercise of SARs shall be determined by dividing the amount of the payment provided for in Section 11(a) above by the Fair Market Value of a share of Common Stock on the exercise date of the SARs. No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the person exercising an SAR in lieu of any such fractional share, if the Committee so determines. If payment on exercise of an SAR is to be made in cash, the person exercising the SAR shall receive such cash payment as soon as practicable following the date of exercise.

Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Grant Documents in such form as the Committee shall from time to time approve, which Grant Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

         Number of Shares. Each Grant Document shall state the number of Shares or other units or rights to which it pertains.

         Purchase Price. Each Grant Document shall specify the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the payment date specified in the Grant Document. A Grantee shall make payment (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

         Grant. In the case of an Award which provides for a grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Grant Document. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Grant Document otherwise specifies. Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee. Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under Subsection 9(c).

         Conditions. The Committee may specify in a Grant Document any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company or its designee until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or the Company officer stock transfer powers covering the Shares subject to the Award duly endorsed by the Grantee. Unless otherwise provided in the Grant Document or determined by the Committee, dividends and other distributions made on Shares held in escrow shall be deposited in escrow, and held in escrow until such time as the Shares on which the distributions were made are released from escrow. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Shares evidenced thereby are subject to repurchase by, or conveyance to, the Company in accordance with the terms applicable to such Shares under an Award made pursuant to the Plan, and that the Shares may not be sold or otherwise transferred.

         Lapse of Conditions. Upon termination or lapse of all forfeiture conditions, the Company shall cause certificates without the legend referring to the Company's repurchase or acquisition right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee's surrender to the Company of the legended certificates held by the Grantee.

         Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of Subsection 9(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and (subject to the provisions of Subsection 12(d)) to receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Grant Document.

Adjustments on Changes in Capitalization.

         Capitalization Adjustments. In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) or dividends payable in shares of Common Stock, a Capitalization Adjustment may be made by the Committee as it deems appropriate in the aggregate number and/or class of shares available under the Plan, in the number of shares, class of shares and price per share subject to outstanding Grants and to any limitations on grants set forth in the Plan and stated in terms of numbers of Shares. Unless the Committee makes other provisions for the equitable settlement of outstanding Grants, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, a Grantee shall at the time of issuance of the stock under such corporate event be entitled to receive, with respect to or upon the exercise of his or her Grant, as the case may be, the same number and kind of shares of stock or the same amount of property, cash or securities as the Grantee would have been entitled to receive upon the occurrence of any such corporate event as if the Grantee had been, immediately prior to such event, the holder of the number of shares covered by his or her Grant; provided, however, that with respect to an SAR, the Grantee shall only be entitled to receive payment in the form of property other than cash to the extent such settlement of the SAR is provided for in the applicable Grant Document.

         Fractional Shares. Any adjustment under this Section 13 in the number of Shares subject to Grants shall apply proportionately to only the unexercised portion of any Option or SAR granted hereunder. If a fraction of a Share would result from any such adjustment, the fraction shall be eliminated, unless the Committee otherwise determines.

         Committee Authority. The Committee shall have authority to determine the Capitalization Adjustments to be made under this Section, which may include both adjustments to the number of shares and class of the Company stock to be issued in connection with or on the exercise of Grants, all Plan grant limitations stated in terms of numbers of Shares, and any such determination by the Committee shall be final, binding and conclusive.

Amendments and Termination of Plan.

         Amendment to and Termination of Plan. The Board may amend the Plan from time to time in such manner as it may deem advisable or may terminate the Plan, at its discretion. Nevertheless, the Board may not change the class of persons eligible to receive an ISO or increase the maximum number of Shares as to which Grants may be issued under the Plan, or to any individual under the Plan in any year, without obtaining approval, within twelve months before or after such action, by the shareholders in the manner required by state law. No amendment to or termination of the Plan shall adversely affect any outstanding Grant, however, without the consent of the Grantee.

         Amendment to Grant Documents. Subject to the provisions of the Plan, the Committee shall have the right to amend any Grant Document issued to a Grantee, subject to the Grantee's consent, if such amendment is not favorable to the Grantee or if such amendment has the effect of changing an ISO to a Non-qualified Stock Option; provided, however, that the consent of the Grantee shall not be required for any amendment made pursuant to Subsection 9(e)(i)(C) or Section 10 of the Plan, as applicable.

No Commitment to Retain. The making of a Grant pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee as an employee, director, consultant or advisor of the Company or any Affiliate, or in any other capacity.

Withholding of Taxes. In connection with any event relating to any Grant under the Plan, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the Grantee. The Company's obligations under the Plan shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

                                   APPENDIX D
[X]  PLEASE MARK VOTES                                    REVOCABLE PROXY
     AS IN THIS EXAMPLE                             ORLEANS HOMEBUILDERS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, DECEMBER 2, 2004

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints Jeffrey P. Orleans and Benjamin D. Goldman, or any of them, with full power of substitution, as the undersigned's proxies and hereby authorizes them to represent and to vote, as designated herein, all the Common Stock of Orleans Homebuilders, Inc. held of record by the undersigned on the close of business on October 18, 2004, at the Annual Meeting of Stockholders to be held on Thursday, December 2, 2004 and at any adjournment or postponement thereof.

         UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ORLEANS HOMEBUILDERS, INC. CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND "FOR" THE PROPOSAL TO APPROVE THE ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS STOCK INCENTIVE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

                                         --------------------------------------
Please be sure to sign and date          Date
this Proxy in the box below.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Stockholder sign above                          Co-holder (if any) sign above

                                                                      For All
1. ELECTION OF DIRECTORS                For         Withhold          Except
                                        [ ]            [ ]              [ ]
Nominees: Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman,
Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

----------------------------------------------------------

2. APPROVAL OF THE AMENDMENT TO THE ORLEANS HOMEBUILDERS, INC. CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                  For         Against       Abstain
                  [ ]           [ ]           [ ]

3. APPROVAL OF THE ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS STOCK INCENTIVE PLAN.

                  For         Against       Abstain
                  [ ]           [ ]           [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

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    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

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         Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.

         The above signed acknowledges receipt from Orleans Homebuilders, Inc. prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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